UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12

ENZON PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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685 Route 202/206
Bridgewater, New Jersey 08807
(908) 541-8600
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2007
     To our Stockholders:
     The annual meeting of stockholders (the “Annual Meeting”) of Enzon Pharmaceuticals, Inc., a Delaware corporation (“Enzon” or the “Company”) will be held at the Conrad Hotel Indianapolis, 50 W Washington Street, Indianapolis, Indiana 46204, on Wednesday, May 16, 2007 at 9:00 a.m. local time, for the following purposes:
1.	To elect three Class II directors, to serve for a term of three years until the 2010 Annual Meeting and until their successors are elected and qualified, in accordance with the Company’s Certificate of Incorporation and By-Laws (Proposal No. 1);

2.	To approve the adoption of the Company’s 2007 Employee Stock Purchase Plan (Proposal No. 2);

3.	To ratify the selection of KPMG LLP, independent registered public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2007 (Proposal No. 3); and

4.	To transact such other matters as may properly come before the Annual Meeting or any adjournment thereof.
     Only holders of record of the Company’s common stock at the close of business on April 4, 2007 are entitled to vote at the Annual Meeting.
     We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

By Order of the Board of Directors,

Paul S. Davit
Corporate Secretary
     Bridgewater, New Jersey
     April 10, 2007
     The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 accompanies this notice but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation materials.

PROXY STATEMENT
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
BUSINESS EXPERIENCE OF DIRECTORS
DIRECTORS’ COMPENSATION
CORPORATE GOVERNANCE
BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT
TRANSACTIONS WITH RELATED PERSONS
REPORT OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 2 — APPROVAL OF 2007 EMPLOYEE STOCK PURCHASE
PROPOSAL NO. 3 — RATIFICATION OF AUDITORS
ANNUAL REPORT TO STOCKHOLDERS
STOCKHOLDERS’ PROPOSALS
GENERAL

685 Route 202/206
Bridgewater, NJ 08807
(908) 541-8600

PROXY STATEMENT

     The Company is furnishing this Proxy Statement and the enclosed proxy card to stockholders of record of Enzon Pharmaceuticals, Inc. (“Enzon” or the “Company”) as of April 4, 2007, in connection with its solicitation of proxies for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 16, 2007 at the Conrad Hotel Indianapolis, 50 W Washington Street, Indianapolis, Indiana at 9:00 a.m. local time and at any postponement or adjournment thereof. The accompanying proxy is solicited by the Board of Directors of Enzon and is revocable by the stockholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see “General.” This Proxy Statement is being mailed to stockholders of the Company on or about April 16, 2007, accompanied by the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2006. Enzon’s principal executive offices are located at 685 Route 202/206 Bridgewater, New Jersey 08807, telephone (908) 541-8600.
     Only holders of the Company’s common stock, par value $.01 per share (the “Common Stock” or “Common Shares”) outstanding at the close of business on April 4, 2007 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 44,061,330 Common Shares outstanding and entitled to vote at the meeting. Each Common Share is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.
     To be elected, a director must receive a plurality of the votes of the Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of at least a majority of the Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary for approval of Proposals No. 2 and No. 3. A quorum is representation in person or by proxy at the Annual Meeting of at least one-third of the Common Shares outstanding as of the Record Date.
     Pursuant to the Delaware General Corporation Law, only votes cast “For” a matter constitute affirmative votes. Proxy cards that are voted by marking “Withheld” or “Abstain” on a particular matter are counted as present for quorum purposes and for purposes of determining the outcome of such matter, but because they are not cast “For” a particular matter, they will have the same effect as negative votes or votes cast “Against” a particular matter. If a validly executed proxy card is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted “For” such matter. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), such broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum; however, with respect to proposals which require the affirmative vote of a percentage of shares present at the Annual Meeting for approval, such broker non-votes will be treated as not present for purposes of determining the outcome of any such matter. With respect to proposals that require the affirmative vote of a percentage of the outstanding shares for approval, because such broker non-votes are not cast “For” a particular matter, they will have the same effect as negative votes or votes cast “Against” such proposals.
     The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the Common Stock, will be paid by the Company.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
     Pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, the Board of Directors is comprised of three classes of directors, designated Class I, Class II and Class III. One class of directors is elected each year to hold office until the third annual meeting of stockholders after such election and until successors of such directors are duly elected and qualified. The Governance and Nominating Committee has recommended to the Board, and the Board also recommends that the stockholders elect the Class II director nominees at this year’s Annual Meeting to serve until the 2010 Annual Meeting and until their successors are elected and qualified. The proxies solicited by this Proxy Statement cannot be voted for more than three nominees at the Annual Meeting. The nominees for election to the office of director, and certain information with respect to their backgrounds and the backgrounds of non-nominee directors, are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein as Class II directors. In the event that any nominee named herein is unable to serve as a director, discretionary authority is reserved to the Board of Directors to vote for a substitute. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve if elected.
     The name, age and year in which the term expires of each member of or nominee for election to the Board of Directors of the Company is set forth below

				Term Expires on the
				Annual Meeting
			Position with	Held
Nominee	Age	Director Since	the Company	In The Year
Jeffrey H. Buchalter	49	2004	Chief Executive Officer and Chairman of the Board	2007
Goran A. Ando, M.D.	58	2004	Director	2007
Victor P. Micati	67	2004	Director	2007
Rolf A. Classon	61	1997	Director	2008
Robert LeBuhn	74	1994	Director	2008
Robert C. Salisbury	63	2005	Director	2008
Phillip M. Renfro	61	2005	Director	2009
BUSINESS EXPERIENCE OF DIRECTORS
Class II Director Nominees for Election at the 2007 Annual Meeting
     Jeffrey H. Buchalter, age 49, has served as the Company’s President and Chief Executive Officer since December 2004, and as Chairman of the Company’s Board of Directors since September 2004. Having held several key positions at a number of multinational pharmaceutical companies, Mr. Buchalter has more than 20 years of industry experience. Prior to joining the Company, Mr. Buchalter served as President and Chief Executive Officer of ILEX Oncology, Inc. from January 2002 through December 2004 after serving as President from September 2001 through December 2001. During his tenure at ILEX, Mr. Buchalter led the company’s transformation from a drug development contract research organization to a product-driven pharmaceutical company, with a high quality oncology franchise and established commercialization expertise. ILEX Oncology was acquired in December 2004 by Genzyme Corporation for $1.1 billion. Throughout his career, he has directed the development and commercialization of a number of innovative pharmaceutical products which meet the needs of healthcare professionals and patients worldwide. As Group Vice President and Head of the Worldwide Oncology Franchise at Pharmacia Corporation from 1997 to 2000, Mr. Buchalter was pivotal in strategically building the company’s global oncology franchise through new product approvals and launches, as well as the 1999 acquisition of Sugen, Inc., a transaction that enhanced Pharmacia’s drug discovery and development capabilities as well as it’s oncology pipeline. Before joining Pharmacia, Mr. Buchalter held positions at Wyeth (formerly American Home Products) and Schering-Plough Corporation. From 1993 to 1997, as Group Director for the women’s healthcare business of American Home Products, Mr. Buchalter played a key role in the life cycle management of its multibillion-dollar drug PREMARIN® (conjugated estrogens tablets, USP), and helped to develop and commercialize the hormone replacement therapy PREMPROTM (conjugated estrogens/medroxyprogesterone acetate tablets). While at Schering-Plough Corporation in the late 1980s and early 1990s, he led the launch of INTRON® A (interferon alpha-2b), one of the first cytokines to be approved for hairy cell leukemia. Among his career honors, Mr. Buchalter received the American Cancer Society’s Joseph F. Buckley Memorial Award for commitment to cancer control and involvement in the oncology pharmaceutical field. Additionally, former President George Bush invited him to serve as a collaborating partner in the National Dialogue on Cancer. Mr. Buchalter has been a strong proponent in accelerating the development of novel new therapeutics for children diagnosed with cancer. He has been invited to participate in a selective panel of experts addressing this global challenge. Mr. Buchalter received his B.S. in finance from Seton Hall University, and an M.B.A. in marketing from Temple University. Mr. Buchalter also serves as member of the Board of Directors of TopoTarget A/S, a publicly held Danish biopharmaceutical company.
     Goran A. Ando, M.D., age 58, has served as a director of the Company since November 2004. From April 2003 through July 2004, he served as Chief Executive Officer of Celltech Group plc. Prior to joining Celltech in April 2003, Dr. Ando served in various senior posts at Pharmacia Corporation commencing in 1995. In his most recent role at Pharmacia, Dr. Ando was Executive Vice President and President of R&D and also had executive responsibilities for IT, manufacturing and business development. Prior to his most recent role with Pharmacia, Dr. Ando held various executive positions, including Executive Vice President & Deputy Chief Executive Officer, Pharmacia AB, Sweden; Executive Vice President, Worldwide Science & Technology, Pharmacia & Upjohn, UK; and Chairman, Pharmacia & Upjohn AB, Sweden. Prior to joining Pharmacia, Dr. Ando held various senior positions with Glaxo Ltd., Bristol Myers International Group, and Pfizer International. Dr. Ando currently serves as a director of Novexel SA, NicOx SA, S*BIO Pte Ltd., A-Bio Pharma Pte Ltd., Bio*One Capital Pte Ltd., Inion Oy, Novo Nordisk A/S, Novo A/S and EUSAPharma Ltd.
     Victor P. Micati, age 67, has served as a director of the Company since November 2004. Mr. Micati is a retired senior executive of Pfizer Inc. In 1999, Mr. Micati retired from Pfizer where he most recently served as Executive Vice President of the Pharmaceutical Group of Pfizer and Vice President of Pfizer Inc. Mr. Micati first joined Pfizer in 1965 and over a 34-year career served in numerous capacities, including: President of European Operations; Executive Vice President of Pfizer Europe; Senior Vice President, Pharmaceuticals; Vice President of Pharmaceutical Development, Pfizer International; and Vice President of Marketing, Pfizer Laboratories. Mr. Micati also served as a member of the Pfizer International Board of Directors. Mr. Micati is currently a consultant to the pharmaceutical industry and is a member of the Board of Trustees of the Monterey Institute of International Studies.
     The Board of Directors recommends a vote FOR Mr. Buchalter, Dr. Ando and Mr. Micati as Class II Directors (Proposal No. 1 on the Proxy Card).
Non-Nominee Class III Directors Serving Until the 2008 Annual Meeting
     Rolf A. Classon, age 61, has served as a director of the Company since January 1997. Since May 2005, Mr. Classon has served as interim CEO for Hillenbrand Industries. From 2002 to 2004, Mr. Classon served as Chairman of the Executive Committee of Bayer Healthcare AG and, from 1995 to 2002, Mr. Classon served as an Executive Vice President of Bayer Corporation and President of Bayer Diagnostics. From 1991 to 1995, Mr. Classon was an Executive Vice President in charge of Bayer Diagnostics’ Worldwide Marketing, Sales and Service operations. From 1990 to 1991, Mr. Classon was President and Chief Operating Officer of Pharmacia Biosystems A.B. Prior to 1991, Mr. Classon served as President of Pharmacia Development Company Inc. and Pharmacia A.B.’s Hospital Products Division. Mr. Classon currently serves as a director of ISTA Pharmaceuticals, Auxilium Pharmaceuticals, Millipore Corporation and Hillenbrand Industries.
     Robert LeBuhn, age 74, has served as a director of the Company since August 1994. Mr. LeBuhn is a private investor. He is a Trustee and Chairman of the Geraldine R. Dodge Foundation, a Trustee and Treasurer of All Kinds of Minds, a Trustee of Executive Service Corp., and a Trustee of the Aspen Music Festival and School and President of its National Council.
     Robert C. Salisbury, age 63, has served as a director of the Company since May 2005. In 1998, Mr. Salisbury retired from Pharmacia & Upjohn, Inc. where he most recently served as Executive Vice President and Chief Financial Officer. Previously, Mr. Salisbury served as Executive Vice President, Finance and Chief Financial Officer at The Upjohn Company. Mr. Salisbury first joined The Upjohn Company in 1974 and over a career of more than 20 years, he served in various management posts in finance and strategic planning. Mr. Salisbury currently serves as a director of Viragen, Inc.
Non-Nominee Class I Director Serving Until the 2009 Annual Meeting
     Phillip M. Renfro, age 61, has served as a director of the Company since January 2005. Mr. Renfro has been a consultant and part-time in-house counsel for various companies since his retirement at the end of 2006. Mr. Renfro was a partner at the law firm of Fulbright & Jaworski, L.L.P. since 1984 prior to his retirement at the end of 2006. Prior to joining

Fulbright & Jaworski, Mr. Renfro was Chief Executive Officer of Resco International, an international oilfield service company and Vice President and General Counsel of Weatherford International, one of the largest international oilfield service companies in the United States from 1977 to 1983. Mr. Renfro currently serves as a director of GlobalSCAPE, Inc., a company engaged in developing and marketing secure file management software.
     There are no family relationships among any of the Company’s directors or executive officers.
DIRECTORS’ NOMINATION
     Process for Identifying and Evaluating Nominees. The Charter of the Governance and Nominating Committee specifies the process for nominating persons for election to the Board. The committee will solicit nominations for new directors and screen the list of potential new directors submitted to it by other directors or any other sources and decide whether the assistance of a search firm is needed, and if so, choose the firm. After a review of board candidates and after considering the advice of the Chairman of the Board and the Chief Executive Officer, the committee will designate which candidates are to be interviewed. Candidates will be interviewed by the chairman of the Governance and Nominating Committee, the Chairman of the Board and the Chief Executive Officer and may be interviewed by other directors of the Company. After the interviews are completed, the committee will recommend to the Board which individuals it approves as nominees for membership on the Board. Current directors standing for reelection are not required to participate in an interview process.
     Criteria for Board Membership. The Charter of the Governance and Nominating Committee does not set forth the specific criteria for identifying and recommending new candidates to serve as directors, however, candidates will be interviewed by the Governance and Nominating Committee to evaluate the following, among other qualifications it may deem appropriate:
     • experience as a director of another publicly-traded corporation, experience in industries or with technologies relevant to the Company, accounting or financial reporting experience, or such other professional experience that the Governance and Nominating Committee determines qualifies an individual for Board service;
     • candidates’ business judgment and temperament, ethical standards, view of the relative responsibilities of a director and management, independent thinking, articulate communication and intelligence; and
     • any other factors as the Governance and Nominating Committee deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
     Stockholder Nominees. The Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Governance and Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. This information should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2008 Annual Meeting” below. The manner in which the committee evaluates potential directors will be the same for candidates recommended by the stockholders as for candidates recommended by others. We have not received any nominations for director from any stockholder.
     Board Nominees for the 2007 Annual Meeting. The Governance and Nominating Committee recommended that Messrs. Buchalter and Micati and Dr. Ando, our current Class II directors, be nominated for re-election. Mr. Micati and Dr. Ando were elected by the Board in November 2004 to fill vacancies on the Board. Dr. Ando was initially identified as a director candidate by Mr. Buchalter. Mr. Buchalter knew Dr. Ando in connection with their concurrent employment at Pharmacia Corporation. Prior to his election as a director by the Board, Dr. Ando was interviewed by each of the members of the Board at that time, including Messrs. Buchalter, Classon and LeBuhn and Dr. Rosina Dixon. The Governance and Nominating Committee determined that Dr. Ando’s extensive industry experience and scientific expertise, including his experience as Chief Executive Officer of Celltech Group plc and as an executive officer of Pharmacia where he held executive positions covering research, IT, manufacturing, and business development, would be valuable to the Board and would strengthen the Board’s overall expertise and capabilities. Mr. Micati was initially identified as a director candidate by Mr. Buchalter. Mr. Buchalter knew Mr. Micati in connection with Mr. Micati’s service as a director of Ilex Oncology, Inc. during a period when Mr. Buchalter was President, Chief Executive Officer and a director of Ilex Oncology. Prior to his election as a director by the Board, Mr. Micati was interviewed by each of the members of the Board at that time, including Messrs. Buchalter, Classon and LeBuhn, and Dr. Rosina Dixon. The Governance and Nominating Committee determined that Mr. Micati’s extensive industry experience, including his experience as an executive officer of Pfizer Inc., would be valuable to the Board and would strengthen the Board’s overall expertise and capabilities. Upon the recommendation of the Governance and Nominating Committee, the Board elected Dr. Ando and Mr. Micati to serve as directors of the Company.
DIRECTORS’ COMPENSATION
2004 Outside Director Compensation Plan
     Through the first calendar quarter of 2007, our non-employee directors were compensated pursuant to our 2004 Outside Director Compensation Plan. Under the 2004 Outside Director Compensation Plan, each non-employee director received an option to purchase 15,000 shares of Common Stock annually on the first trading day of the calendar year (the “Annual Option Grant”) and a grant of restricted stock units for shares of Common Stock with a value of $25,000 on the first trading day after June 30 (the “Annual Restricted Stock Grant”). These grants were made under the 2001 Incentive Stock Plan. The exercise price of the Annual Option Grant was equal to the closing price of our Common Stock on the date of grant and the number of shares issued pursuant to the Annual Restricted Stock Grant was equal to $25,000 divided by the closing price of our Common Stock on the date of grant. The Annual Option Grant vests in one tranche on the first anniversary of the date of grant if the recipient director remains on our board on that date. Once vested, options granted pursuant to the Annual Option Grant expire on the 10th anniversary of the date of grant. The shares covered by the Annual Restricted Stock Grant vest in three equal tranches on each of the first three anniversaries of the date of grant if the recipient director remains on our board on each such date. Newly elected non-employee directors received a grant of options to purchase 20,000 shares of our Common Stock (the exercise price of which will be equal to the closing price of our Common Stock on the date of grant) and a grant of restricted stock units for shares of Common Stock with a value of $25,000 (the number of shares covered by such grant being equal to $25,000 divided by the closing price of our Common Stock on the date of grant) (the “Welcome Grant”). The options and restricted stock units included in the Welcome Grant vest in three equal tranches on each of the first three anniversaries of the date of grant, if the recipient director remains on the Board on each such date. In addition, each non-employee director received an annual cash retainer of $20,000. Non-employee directors also received an additional annual cash retainer of $7,000 for service as chair of the Finance and Audit Committee and $3,500 for service as chair of any other committee. Further, each non-employee director received a cash meeting fee of $1,500 for each meeting of our board attended and each committee meeting attended (whether in person or by teleconference).
2007 Outside Director Compensation Plan
     In March 2007, our Board of Directors adopted a new compensation plan for non-employee directors effective April 1, 2007. Under the 2007 Outside Director Compensation Plan, each non-employee director will receive an annual grant of stock options on the first trading day of the calendar year with a value of $75,000 (the “New Annual Option Grant”) and an annual grant of restricted stock units on the first trading day after June 30 of each calendar year with a value of $75,000 (the “New Annual Restricted Stock Grant”). These grants are made under the 2001 Incentive Stock Plan. The number of options in the New Annual Option Grant will be based on a Black-Scholes value and will be at an exercise price equal to the closing price of our Common Stock on the date of grant. The New Annual Option Grant vests in one tranche on the first anniversary of the date of grant if the recipient director remains on our board on that date. Once vested, options granted pursuant to the New Annual Option Grant expire on the 10th anniversary of the date of grant. The number of shares issued in the New Annual Restricted Stock Grant will be equal to $75,000 divided by the closing price of our Common Stock on the date of grant. The shares covered by the New Annual Restricted Stock Grant vest in three equal tranches on each of the first three anniversaries of the date of grant if the recipient director remains on our board on each such date. Upon the election of a new non-employee director to our board, such newly elected director will receive a grant of stock options with a Black-Scholes value of $75,000 (the exercise price of which will be equal to the closing price of our Common Stock on the date of grant) and a grant of restricted stock units for shares of Common Stock with a value of $75,000 (the number of shares covered by such grant being equal to $75,000 divided by the closing price of our Common Stock on the date of grant) (the “New Welcome Grant”). The options and restricted stock units included in the New Welcome Grant vest in three equal tranches on each of the first three anniversaries of the date of grant, if the recipient director remains on the Board on each such date. Furthermore, for the Chairperson of our Board, if such Chairperson is not an employee of the Company, the value of option shares and restricted stock units covered by the New Annual Option Grant, New Annual Restricted Stock Grant and New Welcome Grant are twice the amounts mentioned above.

     In addition, under the 2007 Outside Director Compensation Plan, each non-employee director receives an annual cash retainer of $25,000. Non-employee directors also receive an additional annual cash retainer of $18,000 for service as chair of the Finance and Audit Committee and $8,000 for service as chair of the Compensation Committee and $5,000 for service as chair of any other committee. Non-employee directors receive an additional annual cash retainer of $8,000 for service as members of the Audit and Finance Committee and an annual cash retainer of $4,000 for each other committee on which they serve but do not chair. Further, each non-employee director is entitled to a cash meeting fee of $2,000 for each meeting of our board attended in person and $1,000 for each meeting of our board attended by teleconference and $1,000 for each committee meeting attended.
     Directors who are employees of the Company do not receive compensation for their service on our Board of Directors.
     A summary of compensation paid to each of the Company’s directors during fiscal year ended December 31, 2006 is set forth below. Mr. Buchalter, as an employee of the Company, did not receive compensation for his service on our Board of Directors.
DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2006

					Change in Pension
					Value and
					Nonqualified
	Fees Earned	Stock	Option	Non-Equity	Deferred
	or Paid in	Awards	Awards	Incentive Plan	Compensation	All Other
Name	Cash ($)	($)(1)	($)(2)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
Goran Ando	$49,383	$20,809	$56,006	$0	$0	$0	$126,198
Rolf Classon	54,617	20,811	56,006	0	0	0	131,434
Robert LeBuhn	50,233	20,811	56,006	0	0	0	127,050
Victor Micati	50,000	20,809	56,006	0	0	0	126,815
Phillip Renfro	59,500	20,807	56,006	0	0	0	136,313
Robert Salisbury	62,767	20,803	80,388	0	0	0	163,958
Rosina Dixon (3)	0	0	0	0	0	0	0

(1)	As of December 31, 2006, each of the directors listed above held the following number of outstanding restricted stock units: Mr. Ando: 6,348; Mr. Classon: 6,489; Mr. LeBuhn: 6,489; Mr. Micati: 6,348; Mr. Renfro: 7,090; Mr. Salisbury: 8,224.

(2)	As of December 31, 2006, each of the directors listed above held the following number of outstanding options: Mr. Ando: 50,000; Mr. Classon: 70,000; Mr. LeBuhn: 100,000; Mr. Micati: 50,000; Mr. Renfro: 35,000; Mr. Salisbury: 35,000.

(3)	Dr. Dixon retired from our Board of Directors effective April 30, 2006 and received no compensation during the fiscal year ended December 31, 2006.
2007 Directors’ Stock Ownership Program
     In November 2006, our Board engaged Mercer Human Resource Consulting to perform a benchmarking study covering all elements of directors’ compensation including annual board and committee retainers, board and committee meeting fees, equity grants and stock ownership guidelines. This study was completed in January 2007, and in March 2007 the Board adopted new outside director ownership guidelines consistent with the results of the benchmarking study.
     The 2007 directors’ stock ownership program requires each of the outside directors to own and maintain shares of our Common Stock with a market value of five times their annual cash board retainer, currently equal to $125,000, within five years after the director first joins the Board. The determination of whether the shares owned by a director meet the current $125,000 minimum market value requirement will be based on the higher of the highest average trading price of our Common Stock over any consecutive twenty trading days (after the director acquires the applicable shares), or the price paid for the Common Stock by the director. For the purposes of these guidelines the following will be counted in determining stock ownership: 1) shares purchased on the open market, 2) shares owned jointly with or separately by spouse and/or children, 3) shares obtained through stock option exercise, 4) restricted stock or restricted stock units, and 5) vested and “in the money”

unexercised options, provided that these shares may not exceed 50% of the requirement total. The board may waive this requirement under certain circumstances.
CORPORATE GOVERNANCE
Independence of Directors
     The Company’s Board of Directors is composed entirely of independent outside directors, with the exception of the Chief Executive Officer. The committees of the Board are also composed entirely of independent outside directors, with the exception of the Executive Committee, of which the Chief Executive Officer is a member.
     The Board has determined that the following directors, comprising all of the directors other than the Chief Executive Officer, are “independent” under current NASDAQ rules: Messrs. Classon, LeBuhn, Micati, Renfro and Salisbury and Dr. Ando. Our former director Dr. Rosina Dixon, who retired in April 2006, was also independent under NASDAQ rules. Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions above certain thresholds between a director and the company are required to be disclosed and preclude a finding by the Board that the director is independent. No transactions required to be disclosed under SEC rules, and no other transactions, arrangements or relationships, existed or were considered by the Board in making its independence determinations.
Meetings and Attendance
     The Company’s Board of Directors held nine meetings during the fiscal year ended ended December 31, 2006. Each director attended at least 75% of the total number of meetings of the Board of Directors, and committees of the Board of Directors of which such director was a member, held during fiscal year 2006.
     The independent directors of the Board hold at least two executive sessions each year at which only the independent directors are present. In 2006, the independent directors held four executive sessions. Mr. Micati was the Lead Independent Director and presiding director at these executive sessions for 2006 and will continue to serve in that role in 2007.
     Enzon does not have a policy requiring the directors to attend the annual stockholders’ meeting. However, all of the Company’s directors in office at the time of our last annual stockholders’ meeting attended that meeting. It is expected that all of our directors then in office will attend the 2007 Annual Meeting.
Communications with Directors
     Stockholders may communicate directly with the directors. All communications should be sent in care of the Secretary of Enzon at Enzon’s address and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for a specific non-employee director or a particular committee of the Board. If no director is specified, the communication will be forwarded to the entire Board.
Standing Committees of the Board of Directors
     Enzon’s Board of Directors currently has the following standing committees: Finance and Audit Committee, Compensation Committee, Governance and Nominating Committee and Executive Committee.
     Finance and Audit Committee. The Finance and Audit Committee currently consists of Messrs. Salisbury (Chairman), Classon, LeBuhn and Renfro. In compliance with audit committee requirements for NASDAQ companies, the Board has determined that all members of the Finance and Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq Stock Market (“Nasdaq”) listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. Each of the members is able to read and understand financial statements. The Board has determined that the Chairman of the committee, Mr. Salisbury, and two other members of the committee each qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934. The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in its oversight responsibilities by monitoring the integrity of the Company’s financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, the compliance by the Company with legal and regulatory requirements, and the performance and independence of the Company’s independent auditors. The committee meets periodically with management to consider the adequacy of our internal control and the financial reporting process. It also discusses these matters with our independent auditors. The committee reviews our financial statements and discusses them with management and the independent auditors before those financial statements are filed with the Securities and Exchange Commission. The Finance and Audit Committee adopted a written charter during fiscal 2000 and amended its charter in September 2002 and March 2006. A copy of the Charter may be found on our website at www.enzon.com. The Finance and Audit Committee held nine meetings during the fiscal year ended December 31, 2006.
     Compensation Committee. The Compensation Committee currently consists of Dr. Ando (Chairman) and Messrs. Classon and Micati. Our board has determined that all members of the Compensation Committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Charter of the Compensation Committee may be found on our website at www.enzon.com. There were six meetings of the Compensation Committee during the fiscal year ended December 31, 2006.
     The primary duties and responsibilities of the Compensation Committee are to oversee our overall compensation structure, policies and programs, and assess whether our compensation structure establishes appropriate incentives for management and employees, to administer our incentive-compensation and equity-based compensation plans, to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and set the compensation of other executive officers based upon the recommendation of the CEO, and to review and recommend employment agreements and severance arrangements for senior officers, including change of control provisions, plans or agreements, among other things. The Compensation Committee may delegate any of the duties specified in its charter to a subcommittee of the Compensation Committee consisting of not less than two members of the Committee.
     Our Chief Executive Officer conducts performance reviews of members of executive management and makes recommendations to the Compensation Committee on compensation, including salary increases, bonuses and equity grants, based on his assessment of the individual’s performance as measured against that individual’s targeted performance goals. The Compensation Committee reviews these recommendations independently and approves, with any modifications it considers appropriate, the compensation.
     The Compensation Committee has the authority to retain, at the Company’s expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions, including the sole authority to retain and terminate any compensation consultant and to approve the consultant’s fees and other retention terms.
     In November 2005, at the time of the determination of executive officer annual bonuses for 2005 and the regular annual increase in executive officer base salaries for 2006, the Compensation Committee determined that the advice of an outside compensation consulting firm was necessary to assist the Compensation Committee in determining the appropriate compensation for our executive officers for 2006. In November 2005, the Compensation Committee engaged the Hay Group, an independent compensation consulting firm, to review and provide information on Chief Executive Officer compensation and its components, and current trends and best practices in executive compensation with a specific focus on long term incentive practices. In February 2006, the Compensation Committee engaged Mercer Human Resource Consulting, an independent compensation consulting firm, to prepare a benchmarking study of Chief Executive Officer and other executive officer compensation. The scope of the services included a competitive assessment of the compensation of all of our executive officers and a report on long-term incentive market practices. Mercer completed the study and reported to the Compensation Committee in March 2006. They provided an update of the competitive assessment for the named executive officers in November 2006 supplementing and confirming the initial report. Mercer was also retained by the Compensation Committee to consult with the Compensation Committee and executive management on future executive and non-executive compensation matters as requested from time to time, and to provide a benchmarking study of director compensation that was completed in January 2007.
     Governance and Nominating Committee. The Governance and Nominating Committee currently consists of Messrs. Micati (Chairman), Renfro, LeBuhn and Salisbury. The Board has determined that all of the members of the Governance and Nominating Committee are independent as defined in Rule 4200(a)(15) of the Nasdaq listing standards. This committee reviews and sets corporate governance policy and is responsible for making recommendations to the Board on Board organization and procedures, performance evaluation of the Board and individual directors, and nomination of directors. The Governance and Nominating Committee’s Charter may be found on our website at www.enzon.com. There were four meetings of the Governance and Nominating Committee during the fiscal year ended December 31, 2006.
     Executive Committee. The Executive Committee currently consists of Mr. Buchalter (Chairman), Dr. Ando, and Messrs. Classon and Micati. In between meetings of the Board of Directors, the Executive Committee exercises the authority and power of the Board to the full extent permitted under Delaware Law.

Code of Conduct
     The Board of Directors has adopted a Code of Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Code of Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed by the filing of a Current Report on Form 8-K within four business days of such material change or waiver. A copy of our Code of Conduct is available on the Corporate Governance page of our website at www.enzon.com or upon request, without charge, by contacting our Investor Relations Department by calling 908-541-8777 or through an e-mail request to investor@enzon.com.
Compensation Committee Interlocks and Insider Participation
     No member of our Compensation Committee was an officer or employee of the Company during the last fiscal year, was formerly an officer of the Company, or had any relationship requiring disclosure by us under Item 404 of Regulation S-K — Transactions with Related Persons, Promoters and Certain Control Persons.
     During the last fiscal year, none of our executive officers served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee or on our Board of Directors, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee.
BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS
     Set forth below is certain information regarding the executive officers of the Company who do not serve on the Board of Directors.
     Paul S. Davit, age 52, has served as the Company’s Executive Vice President, Human Resources since April 2005. Mr. Davit previously served as Enzon’s Senior Vice President, Human Resources from January 2004 to April 2005, and Vice President, Human Resources from March 2002 to January 2004. Prior to joining Enzon, Mr. Davit ran a human resources consulting practice from September 2001 to March 2002. From July 1998 to September 2001, Mr. Davit worked at Caliber Associates and he spent over 11 years with Rhône-Poulenc Rorer from October 1986 to May 1998, where he served as Vice President of Human Resources for RPR Gencell, Rhône-Poulenc Rorer’s start-up biotechnology division and as Vice President of Human Resources for the North American Pharmaceuticals division. Mr. Davit began his career as a compensation consultant with the Hay Group.
     Ralph del Campo, age 55, has served as the Company’s Executive Vice President, Technical Operations since April 2005. Mr. del Campo has over 30 years of diverse industry experience, including serving as Enzon’s Senior Vice President, Technical Operations from October 2002 to April 2005. Prior to joining Enzon, Mr. del Campo was the head of the North American operations of Elan Corporation, plc from May 2000 to September 2002. Mr. del Campo also spent over 17 years in various senior operations management positions at Bristol-Myers Squibb.
     Dr. Ivan D. Horak, age 56, has served as the Company’s Executive Vice President of Research and Development and Chief Scientific Officer since September 2005. Prior to joining Enzon, Dr. Horak was employed by Immunomedics, Inc. as Executive Vice President of Research and Development from May 2002 until July 2003, and as Chief Scientific Officer from July 2003 to August 2005. Before joining Immunomedics, Dr. Horak was employed by Pharmacia as a Vice President for Clinical Oncology from November 1999 to May 2002, where he helped direct the global development of oncology compounds, including Camptosar® for metastatic colorectal cancer. From 1996 to 1999, Dr. Horak held a variety of clinical research positions at Janssen Research Foundation, a subsidiary of the Johnson & Johnson Company, including International Director for Clinical Research and Development, Oncology. Prior to joining Janssen, Dr. Horak spent nine years at the National Cancer Institute where he most recently served as a cancer expert for the Metabolism Branch. In addition to authoring over 60 scientific publications, Dr. Horak is a member of several prominent medical societies and has served on various committees for the American Association for Cancer Research and the International Union Against Cancer. He also serves on the editorial board of the prestigious journal, Cancer Research. He is a fellow of the American College of Physicians. Dr. Horak received his M.D. degree from the University of Komenius, Bratislava, Czechoslovakia.
     Craig A. Tooman, age 41, has served as the Company’s Executive Vice President, Finance and Chief Financial Officer since June 2005. He served as the Company’s Executive Vice President, Strategic Planning and Corporate

Communications from January 2005 to June 2005, and he retained the duties of that position when he was promoted to his current position. Prior to joining Enzon, from 2002 to 2005, Mr. Tooman served as Senior Vice President of Strategic Planning and Corporate Communications for ILEX Oncology. Before joining ILEX, Mr. Tooman was employed at Pharmacia Corporation where he most recently served as Vice President of Investor Relations. Previously, he served in a variety of management posts of increasing responsibility at Pharmacia and the Upjohn Company, including assignments in finance, marketing and sales in the U.S., Europe and Japan. Mr. Tooman participated in the global merger between Pharmacia and Upjohn, designed award-winning shareholder programs for the merger of Pharmacia and Monsanto, and was responsible for the investment banking associated with the merger of ILEX Oncology and the Genzyme Corporation. Mr. Tooman also assisted with two secondary equity offerings exceeding $2 billion, an initial public offering, and multiple debt and equity financings. Mr. Tooman earned his Masters degree in finance from the University of Chicago.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     The Compensation Committee determines all compensation paid or awarded to our executive officers, including the Named Executive Officers. The following discussion describes the objectives of our compensation programs, including the philosophy and policies behind the programs, the elements of our compensation programs, and the impact of regulatory requirements on our compensation decisions and programs.
Objectives of Our Compensation Programs
Compensation Philosophy and Policies
     The philosophy of our compensation programs is to enhance the Company’s performance and stockholder value by aligning the financial interests of our senior managers with those of our stockholders, while keeping the overall compensation package competitive. The compensation package for officers includes a number of components. The package is designed to align individual compensation with the short-term and long-term performance of the Company and is based on the following principles:
•	Pay for the achievement of business and strategic objectives, as measured by our financial and operating performance, as well as individual strategic, management and development goals.

•	Pay competitively, with compensation set at levels that will attract and retain key employees. We regularly review compensation surveys of companies in the biopharmaceutical industry and consider the results of these reviews in setting compensation levels.

•	Align the compensation of executive officers with the interests of stockholders through equity.
     The Compensation Committee has focused on the long term strategic objectives of the Company and the need to retain unique talent to achieve those objectives. In addition to its review and consideration of the competitive landscape of the biopharmaceutical industry, the Compensation Committee has carefully considered, through strategic analysis, the specific long term needs of the Company to grow shareholder value. Along those lines, the Compensation Committee continues to monitor its compensation philosophy and objectives and will make changes as appropriate to better position the Company for the future.
     There is no pre-established policy or target, except where specified in an employment agreement, for the allocation between either cash or non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee determines, and at its discretion, in consultation with Mercer Human Resource Consulting, the appropriate level and mix of incentive compensation.

Components of the Compensation Package
     The compensation package for each of the Named Executive Officers as well as other officers who are members of our executive staff consists of four elements: (1) base salary, (2) annual performance-based incentive, (3) stock incentive programs, and (4) various other benefits. In addition, members of our executive staff may have entered into employment agreements with us, and may be entitled to receive change of control and severance payments, or to participate in our executive deferred compensation plan. More specific information on each of these elements follows.
     The elements of the compensation package are determined and allocated with consideration of comparisons to biopharmaceutical industry companies of comparable market capitalization, revenues, therapeutic focus and business model, including a selected subset of companies included in the Nasdaq Biotechnology Index (the “Compensation Peer Group”). The Compensation Peer Group, which will be periodically reviewed and updated by the Compensation Committee consists of companies against which the Compensation Committee believes Enzon competes for talent and stockholder investment. The companies comprising the Compensation Peer Group are: Alkermes Inc., Celgene Corp., Cephalon Inc., Genta Inc., Human Genome Sciences Inc., Icos Corp., Ligand Pharmaceutical, Medarex Inc., Medimmune Inc., Millennium Pharmaceuticals, Nektar Therapeutics, Neurocrine Biosciences Inc., OSI Pharmaceuticals Inc., PDL Biopharma Inc., Sepracor Inc., Telik Inc., Vertex Pharmaceuticals Inc. For comparison purposes, the Company’s annual revenues ranked at the 50th percentile of companies comprising the Compensation Peer Group (based on 2005 revenues). The committee generally sets target compensation for the Company’s executive officers between the 50th and 75th percentiles of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group.
     Each element of the compensation package and the allocation of such elements are proposed by management and reviewed and approved by the Compensation Committee, and, at the discretion of the Compensation Committee, in consultation with Mercer Human Resource Consulting, the outside compensation experts retained by the Compensation Committee.
Base Salary
     The Compensation Committee aims to set base salaries at levels that are competitive with those paid to senior executives at companies included in the Compensation Peer Group. The Compensation Committee believes that this is necessary to attract and retain the executive talent required to lead the Company, since we compete with a large number of companies in the biopharmaceutical industry, including large pharmaceutical companies, for executive talent. Salaries are reviewed annually and in connection with promotions. Industry, peer group and national survey results are considered in making salary determinations to align our pay practices with other companies in the pharmaceutical and biotechnology industries. In addition to survey results, individual job performance is also considered in setting salaries. Our Chief Executive Officer conducts performance reviews of members of executive management and makes recommendations to the Compensation Committee on salary, including salary increases, based on his judgment of the individual’s performance. The Compensation Committee reviews these recommendations independently and approves, with any modifications it considers appropriate, the annual salary and salary increases.
     The Compensation Committee reviewed base salaries following the fiscal year ended December 31, 2005, and effected salary increases in January 2006. Following the completion of the benchmarking study performed by Mercer Human Resource Consulting, the Compensation Committee effected salary increases in April 2006 to bring base salaries of our executive officers up to competitive levels as indicated by such study and as set forth below.

Name and Title of Executive Officer	Base Salary effective April 1, 2006
Jeffrey H. Buchalter, Chairman of the Board, President and Chief Executive Officer	$700,000

Craig A. Tooman, Executive Vice President, Finance and Chief Financial Officer	$400,000

Ivan D. Horak, M.D., Executive Vice President, Research and Development and Chief Scientific Officer	$475,000

Ralph del Campo, Executive Vice President, Technical Operations	$367,500

Paul S. Davit, Executive Vice President, Human Resources	$325,000

     The Compensation Committee also reviewed base salaries following the fiscal year ended December 31, 2006, and effected salary increases in January 2007 as set forth below.

Name and Title of Executive Officer	Base Salary effective January 1, 2007
Jeffrey H. Buchalter, Chairman of the Board, President and Chief Executive Officer	$775,000

Craig A. Tooman, Executive Vice President, Finance and Chief Financial Officer	$440,000

Ivan D. Horak, M.D., Executive Vice President, Research and Development and Chief Scientific Officer	$498,750

Ralph del Campo, Executive Vice President, Technical Operations	$385,875

Paul S. Davit, Executive Vice President, Human Resources	$336,375
Annual Performance-Based Incentive Compensation
     We maintain an incentive program that provides an opportunity for officers and employees to earn a cash incentive based upon the performance of both the Company and the individual. The incentive potential is stated as a percentage of the officer’s and employee’s base salary and varies by position, and for those officers with employment agreements will be at least equal to the percentage required by such employment agreements. Corporate and individual performance goals are set at the start of the fiscal year and are based on business criteria specified in this program. Actual incentives are calculated at the end of the fiscal year based on goal performance. All executive management had the same Company goals for the periods covered by this report. The Company goals were based on annual product revenues, operational project milestones and pipeline development. These targets were developed to be consistent with, and promote the achievement of, the objectives of the Company’s long-term strategic plan and the Company’s focus on developing a platform for long-term sustainable growth. Individual goals and weightings for each participant varied, depending on the participant’s position and areas of responsibility and the participant’s effect on the Company’s performance. Targets were developed with the expectation that their achievement would be attainable but ambitious. Individual performance was further measured by a review of how well the individual has displayed the Company’s corporate values that focus on five key operating principles – people, passion, performance, pride, and a steadfast commitment to delivering on promises.
     Following the completion of the benchmarking study performed by Mercer Human Resource Consulting in April 2006, the Compensation Committee determined and set the target and range of potential incentive levels for each executive officer for fiscal years 2006 and 2007 as set forth in the table below. The Compensation Committee calculated performance incentives following the fiscal year ended December 31, 2006, and we paid those performance incentives at that time as set forth below.

	Target Cash	Cash Bonus		Actual Cash
	Bonus	Range		Bonus Award (as
	(as percentage of	(as percentage of	Actual Cash	a percentage of
Name and Title of Executive Officer	base salary)	base salary)	Bonus Award ($)	base salary)
Jeffrey H. Buchalter, Chairman of the Board, President and Chief Executive Officer	100%	0-200%	$1,050,000	150%

Craig A. Tooman, Executive Vice President, Finance and Chief Financial Officer	60%	0-120%	$400,000	100%

Ivan D. Horak, M.D., Executive Vice President, Research and Development and Chief Scientific Officer	60%	0-120%	$300,000	63%

Ralph del Campo, Executive Vice President, Technical Operations	50%	0-100%	$185,000	50%

Paul S. Davit, Executive Vice President, Human Resources	50%	0-100%	$130,000	40%

Stock Incentive Programs
     The Compensation Committee believes that stock incentive programs such as stock options directly link the amounts earned by officers with the amount of appreciation realized by our stockholders. Restricted stock, restricted stock units and stock options also serve as a critical retention incentive. Stock incentive programs have always been viewed as a major means to attract and retain highly qualified executives and key personnel and have always been a major component of the compensation package, consistent with practices throughout the pharmaceutical and biotechnology industries. Our stock incentive programs are structured to encourage key employees to continue in our employ and motivate performance that will meet the long-term expectations of stockholders. In determining the size of any option or restricted stock or restricted stock unit award (“Incentive Stock Grants”), the Compensation Committee considers the individual’s past performance and potential and the position held by the individual.
     The Compensation Committee generally considers and makes Incentive Stock Grants to officers and any other employee once a year coinciding with annual performance reviews. Incentive Stock Grants may also be granted at other times during the year in connection with promotions or for new hires or as special performance awards. Option grants to members of executive management are made under our 1987 Stock Option Plan and our 2001 Incentive Stock Plan with the exercise price equal to the last reported sale price of our Common Stock on the date of grant and expire ten years after the date of the grant. Vesting on most Incentive Stock Grants occurs over a three to five year period, which is designed to encourage retention.
     The amount and combination of equity grants, as well as the vesting period, is determined by the Compensation Committee with the intention of providing performance incentive and retention.
Other Benefits
     The Compensation Committee believes that all employees should have the opportunity to acquire or increase their holdings of our common stock. Our 2007 Employee Stock Purchase Plan was adopted by the Board in January 2007, subject to shareholder approval at the 2007 Annual Meeting. If the 2007 Employee Stock Purchase Plan is approved, all eligible employees, including executive officers, who choose to participate in the 2007 Employee Stock Purchase Plan will have deductions made by us from their compensation to purchase our common stock semi-annually on March 31 and September 30 of each year, at a purchase price equal to 85% of the reported last sale price of our common stock on either the first or last day of each six-month offering period, whichever is less.
     Executive officers participate in various medical, dental, life, disability and benefit programs that are generally made available to all employees.
     Potential Payments Upon Termination or Change in Control: Employment and Separation Agreements
     Jeffrey H. Buchalter
     In December 2004, we entered into an employment agreement with Jeffrey H. Buchalter, the Chairman of our Board of Directors, pursuant to which Mr. Buchalter serves as our President and Chief Executive Officer. The initial term of the employment agreement will expire no earlier than December 31, 2009 and no later than twelve months after either party gives notice to the other that such party does not wish for the agreement to continue beyond such twelve-month period (a “notice of non-renewal”).
     The agreement provides for a base salary, which is currently $775,000 per year, subject to increase, and that Mr. Buchalter will be eligible to receive an annual performance-based cash bonus in an amount between zero and 200% of his base salary, based on individual and/or corporate factors to be established and determined by the Board of Directors each year and described above under “Annual Performance-Based Incentive Compensation”. The annual target bonus required by Mr. Buchalter’s employment agreement is equal to 100% of Mr. Buchalter’s base salary.
     Under the agreement, Mr. Buchalter was granted an option under our 2001 Incentive Stock Plan to purchase 725,000 shares of our Common Stock at a per share exercise price of $13.54 (the last reported sale price of our common stock on December 22, 2004, the date of grant). This option vested and became exercisable in April 2005 in connection with the acceleration of vesting, in April 2005, of all out of the money options to purchase shares of the Company’s Common Stock. Mr. Buchalter also received 75,000 shares of restricted Common Stock, 22,500 of which shares will vest on each of the third and fourth anniversaries of the date of grant and the remaining 30,000 of which shares will vest on the fifth anniversary of the date of grant, provided Mr. Buchalter remains employed by us on each such date.
     In the event Mr. Buchalter’s employment is terminated by us without cause (as defined in the employment agreement) or terminated by Mr. Buchalter for good reason (as defined in the employment agreement), Mr. Buchalter will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination plus (ii) a lump sum cash payment equal to four times his annual base salary plus (iii) a pro rata portion of his target bonus for the period worked during the fiscal year in which the termination occurs. In addition, we will reimburse Mr. Buchalter for any health benefits and life and disability insurance coverage available to him and his family members for a period of up to four years commencing on the date of termination, all options and shares of restricted stock described above that have not vested at the time of termination will vest immediately upon termination, and Mr. Buchalter will continue to be entitled to any deferred compensation and any other unpaid amounts and benefits earned and vested prior to or as a result of his termination. As of December 31, 2006, the total severance payments that would have been due to Mr. Buchalter if his employment agreement had been terminated by us without cause or by Mr. Buchalter for good reason would have been $3,734,620, and 75,000 shares of restricted stock would have been accelerated.
     If we experience a change of control (as defined in Mr. Buchalter’s employment agreement) and we terminate Mr. Buchalter’s employment without cause or he terminates his employment for good reason within the period commencing 90 days before such change of control and ending two years after the change of control, Mr. Buchalter will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus (ii) any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination plus (iii) a lump sum cash payment equal to six times his annual base salary plus (iv) a pro rata portion of his target bonus for the period worked during the fiscal year in which the termination occurs. In addition, we will reimburse Mr. Buchalter for any health benefits and life and disability insurance coverage available to him and his family members for a period of up to six years commencing on the date of termination, and Mr. Buchalter will continue to be entitled to any deferred compensation and any other unpaid amounts and benefits earned and vested prior to or as a result of his termination. Further, upon a change of control any of Mr. Buchalter’s options to purchase Common Stock and shares of restricted stock described above that have not vested immediately prior to the effective date of the change of control shall vest at such time. As of December 31, 2006, the total change of control payments that would have been due to Mr. Buchalter if the events described above had occurred would have been $5,200,776, and 75,000 shares of restricted stock would have been accelerated.
     If any payments or compensation received by Mr. Buchalter in connection with a change of control are subject to an excise tax under Section 4999 of the Internal Revenue Code, we will be obligated to make additional payments to Mr. Buchalter equal to any such tax liability he may incur.
     Mr. Buchalter’s employment agreement requires him to maintain the confidentiality of our proprietary information during the term of his agreement and thereafter. Mr. Buchalter is precluded from competing with us during the term of his employment agreement and for two years after his employment is terminated (one year if the termination occurs pursuant to a notice of nonrenewal from us).
     In addition to the terms of Mr. Buchalter’s employment agreement, pursuant to the terms of all other restricted stock units and options granted to Mr. Buchalter, as of December 31, 2006, if Mr. Buchalter’s employment had been terminated by us without cause or terminated by Mr. Buchalter for good reason (whether or not in connection with a change of control), the vesting of an additional 394,178 restricted stock units and 699,652 options would have been accelerated.
     Craig A. Tooman
     In January 2005, we entered into an employment agreement with Craig A. Tooman, pursuant to which Mr. Tooman was appointed our Executive Vice President, Strategic Planning and Corporate Communications. In June 2005, Mr. Tooman’s employment agreement was amended in connection with his appointment to the position of Executive Vice President, Finance and Chief Financial Officer, while retaining his duties and responsibilities as Executive Vice President, Strategic Planning and Corporate Communications. The employment agreement, as amended, will be effective until June 10, 2008, subject to automatic renewal for an additional twenty-four months unless either party provides written notice of non-renewal to the other party no later than 90 days prior to June 10, 2008.
     The amended agreement provides for a base salary, which is currently $440,000 per year, subject to increase, and Mr. Tooman will be eligible to receive an annual performance-based cash bonus in an amount between zero and 120% of base salary, based on individual and/or corporate factors to be established and determined by the Board of Directors each year and described above under “Annual Performance-Based Incentive Compensation”. While Mr. Tooman’s employment agreement defines his annual target bonus as 50% of his base salary, the Compensation Committee has set Mr. Tooman’s annual target bonus at 60% of his base salary. Within five days of the commencement of Mr. Tooman’s employment, he received a sign-on cash bonus in the amount of $125,000.
     Pursuant to the agreement, Mr. Tooman was granted an option under our 2001 Incentive Stock Plan to purchase 125,000 shares of our Common Stock at a per share exercise price of $13.08 (the last reported sale price of our common stock on January 5, 2005, the date of grant). These options vested and became exercisable in April 2005 in connection with the acceleration of vesting, in April 2005, of all out of the money options to purchase shares of the Company’s Common Stock. Mr. Tooman also received 25,000 shares of restricted Common Stock, 7,500 of which shares will vest on each of the third and fourth anniversaries of the date of grant and the remaining 10,000 shares will vest on the fifth anniversary of the date of grant, provided Mr. Tooman remains employed by the Company on each such date. In connection with Mr. Tooman’s appointment to the position of Executive Vice President, Finance and Chief Financial Officer, he was granted an option to purchase 50,000 shares of Common Stock at a per share exercise price of $5.73 per share (the last reported sale price of our common stock on June 10, 2005, the date of grant). The option vested and became exercisable in June 2005 in connection with the acceleration of vesting, in June 2005, of all options held by Company officers.
     In the event Mr. Tooman’s employment is terminated by us without cause (as defined in the employment agreement) or terminated by Mr. Tooman for good reason (as defined in the employment agreement), Mr. Tooman will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination, (ii) a cash payment equal to one year of his base salary, (iii) a cash payment equal to the target bonus (defined in Mr. Tooman’s employment agreement as 50% of base salary at the time of termination) which would have been payable for the fiscal year which commences immediately following the date of his termination and (iv) a cash payment equal to a pro rata portion of his target bonus for the fiscal year during which the termination occurs. In addition, we will reimburse Mr. Tooman for any medical and dental coverage available to him and his family members for a period of up to 18 months commencing on the date of termination, all options and shares of restricted stock described above that have not vested at the time of termination will vest immediately upon termination, and Mr. Tooman will continue to be entitled to any deferred compensation and any other unpaid amounts and benefits earned and vested prior to or as a result of his termination. As of December 31, 2006, the total severance payments that would have been due to Mr. Tooman if his employment agreement had been terminated by us without cause or by Mr. Tooman for good reason would have been $872,640, and 25,000 shares of restricted stock would have been accelerated.
     If we experience a change of control (as defined in Mr. Tooman’s employment agreement) and we terminate Mr. Tooman’s employment without cause or he terminates his employment for good reason within the period commencing 90 days before such change in control and ending one year after the change of control, Mr. Tooman will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination; (ii) a cash payment equal to two times the sum of his base salary and target bonus for the fiscal year in which the termination occurs and (iii) a cash payment equal to a pro rata portion of his target bonus for the fiscal year during which the termination occurs. In addition, we will reimburse Mr. Tooman for any medical and dental coverage available to him and his family members for a period of up to 18 months commencing on the date of termination, and Mr. Tooman will continue to be entitled to any deferred compensation and any other unpaid amounts and benefits earned and vested prior to or as a result of his termination. Further, upon a change of control any of Mr. Tooman’s options to purchase Common Stock and shares of restricted Common Stock and restricted stock units that have been granted to him, but not yet vested, prior to the effective date of the change of control shall vest at such time. As of December 31, 2006, the total change of control payments that would have been due to Mr. Tooman if the events described above had occurred would have been $1,472,640, and the vesting of options to purchase a total of 263,700 shares of our common stock and 105,800 shares of restricted stock and restricted stock units would have been accelerated.
     Mr. Tooman’s employment agreement requires him to maintain the confidentiality of our proprietary information during the term of his agreement and thereafter. Mr. Tooman is precluded from competing with us during the term of his employment agreement and for one year after his employment is terminated.

     Paul S. Davit
     In May 2004, we entered into an amended and restated severance agreement with Mr. Davit, then the Company’s Senior Vice-President, Human Resources, the initial term of which expired on December 31, 2004, with an automatic renewal for an additional twelve months in January of each year, unless the Company provides notice of non-renewal by September 30 of the preceding year. Notwithstanding such notice by the Company not to extend, in the event that there occurs, during the term, a change in control (as defined in Mr. Davit’s agreement), the agreement shall then continue in effect for a period of twelve months beyond the date of such change of control.
     If we experience a change of control and we terminate Mr. Davit’s employment without cause (as defined in Mr. Davit’s agreement) or he terminates his employment for good reason (as defined in Mr. Davit’s agreement) within the period commencing 90 days before such change of control and ending one year after the change of control, Mr. Davit will be entitled to: (i) a cash payment equal to his annual base salary through the date of termination, (ii) a cash payment equal to a pro rated portion of the target bonus which would be payable for the fiscal year during which such termination occurs, (iii) a cash payment equal to one and one half times the sum of his annual base salary and the target bonus which would be payable for the fiscal year in which such termination occurs, (iv) reimbursement for any medical and dental coverage available to Mr. Davit and any family members for a period of up to 18 months commencing on the date of termination, (v) all options to acquire shares of Company Common Stock shall fully vest prior to the effective date of the change in control, and any options not exercised prior to the effective date of the change in control shall terminate as of the effective date, and (vi) all shares of restricted stock and/or restricted stock units will fully vest. As of December 31, 2006, the total change of control payments that would have been due to Mr. Davit if the events described above had occurred would have been $964,242, and the vesting of options to purchase a total of 166,700 shares of our common stock and 81,900 shares of restricted stock and restricted stock units would have been accelerated.
     Ralph del Campo
     In May 2004, we entered into an amended and restated severance agreement with Mr. del Campo, then the Company’s Senior Vice-President, Operations, the initial term of which expired on December 31, 2004, with an automatic renewal for an additional twelve months in January of each year, unless the Company provides notice of non-renewal by September 30 of the preceding year. Notwithstanding such notice by the Company not to extend, in the event that there occurs, during the term, a change in control (as defined in Mr. del Campo’s agreement), the agreement shall then continue in effect for a period of twelve months beyond the date of such change of control.
     If we experience a change of control and we terminate Mr. del Campo’s employment without cause (as defined in Mr. del Campo’s agreement) or he terminates his employment for good reason (as defined in Mr. del Campo’s agreement) within the period commencing 90 days before such change of control and ending one year after the change of control, Mr. del Campo will be entitled to: (i) a cash payment equal to his annual base salary through the date of termination, (ii) a cash payment equal to a pro rated portion of the target bonus which would be payable for the fiscal year during which such termination occurs, (iii) a cash payment equal to one and one half times the sum of his annual base salary and the target bonus which would be payable for the fiscal year in which such termination occurs, (iv) reimbursement for any medical and dental coverage available to Mr. del Campo and any family member for a period of up to 18 months commencing on the date of termination, (v) all options to acquire shares of Company Common Stock shall fully vest prior to the effective date of the change in control, and any options not exercised prior to the effective date of the change in control shall terminate as of the effective date, and (vi) all shares of restricted stock and/or restricted stock units will fully vest. As of December 31, 2006, the total change of control payments that would have been due to Mr. del Campo if the events described above had occurred would have been $1,073,430, and the vesting of options to purchase a total of 208,000 shares of our common stock and 92,000 shares of restricted stock and restricted stock units would have been accelerated.
     Ivan D. Horak, M.D.
     In September 2005, we entered into an employment agreement with Ivan D. Horak, pursuant to which Dr. Horak was appointed our Executive Vice President, Research and Development and Chief Scientific Officer. The employment agreement will be effective until September 2, 2009, subject to automatic renewal for an additional twenty-four months unless either party provides written notice of non-renewal to the other party no later than 90 days prior to September 29, 2009.
     The agreement provides for a base salary, which is currently $498,750 per year, subject to increase, and Dr. Horak will be eligible to receive an annual performance-based cash bonus in an amount between zero and 120% of base salary, based on individual and/or corporate factors to be established and determined by the Board of Directors each year and described above under “Annual Performance-Based Incentive Compensation”. While Dr. Horak’s employment agreement defines his annual target bonus as 50% of his base salary, the Compensation Committee has set Dr. Horak’s annual target bonus at 60% of his base salary. Within five days of the commencement of Dr. Horak’s employment, he received a sign-on cash bonus in the amount of $100,000.
     Pursuant to the agreement, Dr. Horak was granted an option under our 2001 Incentive Stock Plan to purchase 200,000 shares of our Common Stock at a per share exercise price of $7.14 (the last reported sale price of our common stock on September 2, 2005, the date of grant). One-quarter of the options will vest on each of the first four anniversaries of the grant. Dr. Horak also received 50,000 shares of restricted Common Stock, 15,000 of which shares will vest on each of the third and fourth anniversaries of the date of grant and the remaining 20,000 shares will vest on the fifth anniversary of the date of grant, provided Dr. Horak remains employed by the Company on each such date.
     In the event Dr. Horak’s employment is terminated by us without cause (as defined in the employment agreement) or terminated by Dr. Horak for good reason (as defined in the employment agreement), Dr. Horak will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination, (ii) a cash payment equal to one year of his base salary, (iii) a cash payment equal to the target bonus (defined in Dr. Horak’s employment agreement as 50% of base salary at the time of termination) which would have been payable for the fiscal year which commences immediately following the date of his termination and (iv) a cash payment equal to a pro rata portion of his target bonus for the fiscal year during which the termination occurs. In addition, we will reimburse Dr. Horak for any medical and dental coverage available to him and his family members for a period of up to 18 months commencing on the date of termination, all options and shares of restricted stock described above that have not vested at the time of termination will vest immediately upon termination, and Dr. Horak will continue to be entitled to any deferred compensation and any other unpaid amounts and benefits earned and vested prior to or as a result of his termination. As of December 31, 2006, the total severance payments that would have been due to Dr. Horak if his employment agreement had been terminated by us without cause or by Dr. Horak for good reason would have been $1,010,311, and the vesting of options to purchase a total of 150,000 shares of our common stock and 50,000 shares of restricted stock would have been accelerated.
     If we experience a change of control (as defined in the employment agreement) and we terminate Dr. Horak’s employment without cause or he terminates his employment for good reason (as defined in the employment agreement) within the period commencing 90 days before such change in control and ending one year after the change of control, Dr. Horak will be entitled to (i) a cash payment equal to any unpaid base salary through the date of termination plus any earned bonus relating to the preceding fiscal year that remains unpaid on the date of termination; (ii) a cash payment equal to two times the sum of his base salary and target bonus for the fiscal year in which the termination occurs and (iii) a cash payment equal to a pro rata portion of his target bonus for the fiscal year during which the termination occurs. In addition, we will reimburse Dr. Horak for any medical and dental coverage available to him and his family members who were covered by our group health plan at the time of his termination for a period of up to 18 months commencing on the date of termination, and Dr. Horak will continue to be entitled to any deferred compensation and any other unpaid amounts and benefits earned and vested prior to or as a result of his termination. Further, upon a change of control any of Dr. Horak’s options to purchase Common Stock and shares of restricted Common Stock and restricted stock units that have been granted to him, but not yet vested, prior to the effective date of the change of control shall vest at such time. As of December 31, 2006, the total change of control payments that would have been due to Dr. Horak if the events described above had occurred would have been $1,722,811, and the vesting of options to purchase a total of 444,850 shares of our common stock and 123,700 shares of restricted stock and restricted stock units would have been accelerated.
     Dr. Horak’s employment agreement requires him to maintain the confidentiality of our proprietary information during the term of his agreement and thereafter. Dr. Horak is precluded from competing with us during the term of his employment agreement and for one year after his employment is terminated.

Executive Deferred Compensation Plan
     The Executive Deferred Compensation Plan (the “Plan”) provides a select group of our management or highly compensated employees with the opportunity to defer the receipt of certain cash compensation. Effective January 1, 2005, the Plan was amended and restated to comply with the deferred compensation provisions in the American Jobs Creation Act of 2004, and the restated Plan applies to all deferrals that relate entirely to services performed on or before December 31, 2004 (i.e., with respect to compensation that was earned and vested as of December 31, 2004) and deferrals which relate all or in part to services performed on or after January 1, 2005. To attract and retain key talent, the company needs to provide programs that are competitive within our industry and peer group. By allowing tax-deferred income growth, executives are incentivized to remain with the company long-term, providing more stability to management.
     Our obligations under the Plan (the “Deferred Compensation Obligations”) shall be that of an unfunded and unsecured promise of the Company to pay money in the future to participating eligible employees (the “Participants”) in accordance with the terms of the Plan from the general assets of the Company, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.
     Each Participant may elect to defer under the Plan all or a portion of his or her base salary and/or annual incentive compensation that may otherwise be payable in a calendar year. In addition, the committee administering the Plan may, in its sole discretion, award non-elective deferred compensation to a Participant. Any credit of non-elective deferred compensation will vest in accordance with the schedule determined by the committee and shall be distributed in a manner consistent with the election last made by the particular Participant.
     A Participant’s compensation deferrals are credited to the Participant’s bookkeeping account (“Account”) maintained under the Plan. A Participant shall allocate his or her Account among the deemed investment options available under the Plan from time to time. Amounts credited to Participants’ Accounts for each year are adjusted for earnings or losses based on the investment options elected by the Participant. We are not obligated to actually invest any deferred amounts in those investment options. Each Participant’s Account is credited on a daily basis with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option. Participants choose from a list of 11 investment options of various asset classes which are administered by an outside registered broker. All investment options, such as money market, bond, stock or other mutual funds, are at market interest rates.
     A Participant’s deferred compensation account will be credited with an excess 401(k) matching credit. The matching credit is 50% of the value of the matchable annual deferral for the Plan year where the matchable annual deferral is that portion of a Participant’s deferral amount for each Plan year which is less than or equal to: (i) 6% of total base salary plus annual incentive compensation for a Plan year minus (ii) the amount contributed by the Participant to the Company’s 401(k) Savings and Investment Plan for which the Participant received an employer matching contribution under that 401(k) Plan. The matchable annual deferral for a Plan year shall be zero if the Participant does not make the maximum deferral eligible for a matching contribution under that 401(k) Plan for the Plan year. A Participant’s right to receive the matching credit vests over a five year period.
     The Participant may generally elect the time and manner of payment of the Deferred Compensation Obligations. At the election of the Participant, payment of the Deferred Compensation Obligations may be made in a lump sum or in substantially equal annual installments (subject to a maximum of ten (10) annual installments). The time for payment elected by the Participant shall be a date certain at the time of election or the date of the Participant’s separation from service, provided that such specified date shall actually occur on or prior to the Participant’s separation from service, disability or death or a change in control of the Company. In the event of a change in control of the Company in accordance with the terms of the Plan, payments will be made in the form of a lump sum.
     Neither a Participant, nor any other person, shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey any amounts payable under the Plan in advance of the actual receipt of such amounts.
     The Deferred Compensation Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates selected by the Participants, except that Participants may withdraw all or a portion of the value of their Plan accounts under certain specified circumstances and certain mandatory lump sum distributions may be made. We reserve the right to amend or terminate the Plan at any time, provided that, except as otherwise provided in the Plan, no amendment shall decrease the benefits to a Participant on compensation deferred prior to the date of the amendment without the consent of the Participant.

Share Ownership Guidelines for Senior Management
     In July 2005, our Board of Directors approved share ownership guidelines for our senior management. These guidelines are applicable to our Chief Executive Officer, Executive Officers and other Vice President level employees. Under the share ownership guidelines, members of senior management are encouraged to acquire and maintain share holdings in our Common Stock in amounts expressed as a multiple of base salary. The guidelines provide for a four-year window within which the share ownership level is to be achieved. These ownership guidelines are designed to further align executive ownership, long-term strategic thinking and compensation programs to our performance and the interests of our stockholders.
     The following multiples of base salary apply:
•	three times base salary for the Chief Executive Officer;

•	two times base salary for Executive Officers; and

•	two times base salary for other Vice President level employees.
     The following will be counted in determining share ownership:
•	shares purchased on the open market;

•	shares owned jointly with or separately by spouse and/or children;

•	shares held by the individual in the Company’s 401(k) plan;

•	shares obtained through stock option exercise;

•	restricted stock or restricted stock units;

•	vested and “in the money” unexercised options, provided that these shares may not exceed 50% of the requirement total; and

•	shares purchased pursuant to the Company’s 2007 Employee Stock Purchase Plan or other employee purchase plans.
Impact of Tax and Accounting Treatment on Compensation
     The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.
     The Company seeks to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for non-qualifying compensation in excess of $1 million paid to any of the Company’s named executive officers in any fiscal year. The Company manages its compensation programs in light of applicable tax provisions, including 162(m), and may revise compensation plans from time to time to maximize deductibility. However, the Compensation Committee reserves the right to approve compensation that does not qualify for deduction when and if it deems it to be in the best interests of the Company to do so.
     With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the future.
Conclusion
     We believe our compensation policies and practices have attracted the best talent available, maintains their connection to the company and aligns their long-term interests with our shareholders.

Summary Compensation Table
     The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by the Chief Executive Officer (the “CEO”), the Company’s Chief Financial Officer (the “CFO”), the Company’s next three most highly compensated executive officers for fiscal year 2006 other than the CEO and CFO who were serving as executive officers at the end of fiscal year 2006. Collectively, together with the CEO and the CFO, these are the “Named Executive Officers”.

					Non-Equity	All Other
Name and Principal			Stock Awards	Option Awards	Incentive Plan	Compensation
Position	Year	Salary ($)	($) (1)	($) (1)	Compensation ($)	($)(2)	Total ($)
Jeffrey H. Buchalter, Chairman of the Board, President and Chief Executive Officer	2006	$672,115	$624,094	$1,385,352	$1,050,000	$72,145	$3,803,706
Craig A. Tooman, Executive Vice President, Finance and Chief Financial Officer	2006	395,139	167,209	178,064	400,000	23,489	1,163,901
Ivan D. Horak, M.D., Executive Vice President, Research and Development and Chief Scientific Officer	2006	461,538	161,341	357,398	300,000	11,296	1,291,573
Ralph del Campo, Executive Vice President, Technical Operations	2006	367,164	163,246	145,561	185,000	24,831	885,802
Paul S. Davit, Executive Vice President, Human Resources	2006	321,269	151,084	121,475	130,000	11,888	735,716

(1)	Fair value of share-based awards is determined in accordance with FAS123R. Assumptions used in the calculations are included in Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006; provided that there is no assumed forfeiture rate in the above calculations.

(2)	All Other Compensation includes:

	Matching Contribution to	Matching			Premium for Life
	Executive Deferred	Contribution to	Tax Preparation	Financial Advisory	and Disability
	Compensation Plan	401(k) Plan	Fees	Fees	Insurance
Mr. Buchalter	$25,038	7,500	$4,589	—	$35,018
Mr. Tooman	8,854	5,250	5,174	$4,211	—
Dr. Horak	8,296	3,000	—	—	—
Mr. del Campo	6,515	7,375	10,941	—	—
Mr. Davit	4,388	7,500	—	—	—

Grants of Plan-Based Awards in Last Fiscal Year
     The following table shows the equity and non-equity awards granted to the Named Executive Officers under our equity and non-equity incentive plans as well all other stock and option awards during the fiscal year ended December 31, 2006.
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR ENDED DECEMBER 31, 2006

		Estimated Future Payouts Under			Estimated Future Payouts			All
		Non-Equity Incentive Plan			Under Equity Incentive			Other
		Awards(1)			Plan Awards			Stock	All Other
								Awards:	Option		Grant
								Number	Awards:	Exercise	Date Fair
								of	Number of	or Base	Value of
								Shares	Securities	Price of	Stock and
								of Stock	Underlying	Option	Option
	Grant	Thresh	Target	Maximum	Thresh-	Target	Maxi-	or Units	Options (#)	Awards	Awards
Name	Date	-old ($)	($)	($)	old (#)	(#)	mum (#)	(#) (2)	(3)	($/sh)	($)
Jeffrey H. Buchalter	12/31/06	—	$700,000	$1,400,000	—	—	—	—	—	—	—
	4/3/2006	—	—	—	—	—	—	—	367,900	$8.04	2,957,916
	5/18/2006	—	—	—	—	—	—	—	436,000	$7.40	3,226,400
	4/3/2006	—	—	—	—	—	—	198,100	—	—	1,592,724

Craig A. Tooman	12/31/06	—	240,000	480,000	—	—	—	—	—	—	—
	4/3/2006	—	—	—	—	—	—	—	103,500	$8.04	832,140
	5/18/2006	—	—	—	—	—	—	—	122,700	$7.40	907,980
	4/3/2006	—	—	—	—	—	—	55,800	—	—	448,632

Ivan D. Horak	12/31/06	—	285,000	570,000	—	—	—	—	—	—	—
	4/3/2006	—	—	—	—	—	—	—	122,900	$8.04	988,116
	5/18/2006	—	—	—	—	—	—	—	145,700	$7.40	1,078,180
	4/3/2006	—	—	—	—	—	—	66,200	—	—	532,248

Ralph del campo	12/31/06	—	183,750	367,500	—	—	—	—	—	—	—
	4/3/2006	—	—	—	—	—	—	—	78,000	$8.04	627,120
	5/18/2006	—	—	—	—	—	—	—	92,500	$7.40	684,500
	4/3/2006	—	—	—	—	—	—	42,000	—	—	337,680

Paul S. Davit	12/31/06	—	162,500	325,000	—	—	—	—	—	—	—
	4/3/2006	—	—	—	—	—	—	—	59,200	$8.04	475,968
	5/18/2006	—	—	—	—	—	—	—	70,000	$7.40	518,000
	4/3/2006	—	—	—	—	—	—	31,900	—	—	256,476

(1)	The actual amounts of the Non-Equity Incentive Plan Awards paid to our Named Executive Officers are as reported in the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation”. For a description of the incentive program pursuant to which these awards were made, please see “Compensation Discussion and Analysis – Components of the Compensation Package – Annual Performance-Based Incentive Compensation”.

(2)	Information relates to all restricted stock units granted to our Named Executive Officers in 2006. All restricted stock units were granted under the 2001 Incentive Stock Plan and vest according to the following schedule: 30% on each of the third and fourth anniversaries of the grant date, and 40% on the fifth anniversary of the grant date.

(3)	Information is based on all stock option grants made to our Named Executive Officers in 2006. All options were granted under the 2001 Incentive Stock Plan. Options expire on the tenth anniversary of the grant date. With respect to each of Mr. Buchalter’s options, 32% vested on the grant date and the remaining options vest in four equal annual installments beginning on the first anniversary of the grant date. The options granted to Mr. Tooman, Dr. Horak, Mr. del Campo and Mr. Davit vest in four equal annual installments beginning on the first anniversary of the grant date.
               See “Compensation Discussion and Analysis – Components of the Compensation Package – Potential Payments Upon Termination or Change in Control: Employment and Separation Agreements” for a discussion of the material terms of our employment agreements with Mr. Buchalter, Mr. Tooman, and Dr. Horak and our severance agreements with Mr. del Campo and Mr. Davit.

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth the information with respect to the Named Executive Officers concerning the outstanding equity securities held as of December 31, 2006.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

	OPTION AWARDS					STOCK AWARDS
								Equity
								Incentive
								Plan
								Awards:	Equity
			Equity					Number	Incentive
			Incentive					of	Plan Awards:
			Plan					Unearned	Market or
			Awards:			Number	Market	Shares,	Payout Value
	Number of	Number of	Number of			of Shares	Value of	Units or	of Unearned
	Securities	Securities	Securities			or Units	Shares or	Other	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	or Other
	Unexercised	Unexercised	Unexercised		Option	That	Stock That	That Have	Rights That
	Options (#)	Options (#)	Unearned	Option	Expiration	Have Not	Have Not	Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Exercise Price	Date	Vested (#)	Vested ($) (1)	Vested (#)	Vested ($) (1)
Jeffrey H.	40,000	—	—	$15.46	9/28/2014	1,078	$9,174	1,078	$9,174
Buchalter (2)	725,000	—	—	$13.54	12/22/2014	75,000	$638,250	75,000	$638,250
	750,000	—	—	$6.95	5/12/2015	120,000	$1,021,200	120,000	$1,021,200
	147,000	153,000	153,000	$6.97	11/23/2015	198,100	$1,685,831	198,100	$1,685,831
	117,728	250,172	250,172	$8.04	4/3/2016	—	—	—	—
	139,520	296,480	296,480	$7.40	5/18/2016	—	—	—	—

Craig A. Tooman(3)	125,000	—	—	$13.08	1/5/2015	25,000	$212,750	25,000	$212,750
	50,000	—	—	$6.95	5/12/2015	15,000	$127,650	15,000	$127,650
	50,000	—	—	$5.73	6/10/2015	10,000	$85,100	10,000	$85,100
	12,500	37,500	37,500	$6.97	11/23/2015	55,800	$474,858	55,800	$474,858
	—	103,500	103,500	$8.04	4/3/2016	—	—	—	—
	—	122,700	122,700	$7.40	5/18/2016	—	—	—	—

Ivan D. Horak (4)	50,000	150,000	150,000	$7.14	9/2/2015	50,000	$425,500	50,000	$425,500
	8,750	26,250	26,250	$6.97	11/23/2015	7,500	$63,825	7,500	$63,825
	—	122,900	122,900	$8.04	4/3/2016	66,200	$563,362	66,200	$563,362
	—	145,700	145,700	$7.40	5/18/2016	—	—	—	—

Ralph del Campo (5)	100,000	—	—	$18.40	10/2/2012	17,500	$148,925	17,500	$148,925
	30,000	—	—	$14.15	2/6/2014	7,500	$63,825	7,500	$63,825
	30,000	—	—	$15.13	3/26/2014	15,000	$127,650	15,000	$127,650
	50,000	—	—	$6.95	5/12/2015	10,000	$85,100	10,000	$85,100
	12,500	37,500	37,500	$6.97	11/23/2015	42,000	$357,420	42,000	$357,420
	—	78,000	78,000	$8.04	4/3/2016	—	—	—	—
	—	92,500	92,500	$7.40	5/18/2016	—	—	—	—

Paul S. Davit (6)	25,000	—	—	$42.78	3/1/2012	17,500	$148,925	17,500	$148,925
	25,000	—	—	$42.78	3/1/2012	7,500	$63,825	7,500	$63,825
	30,000	—	—	$23.66	8/13/2012	15,000	$127,650	15,000	$127,650
	30,000	—	—	$14.15	2/6/2014	10,000	$85,100	10,000	$85,100
	30,000	—	—	$15.13	3/26/2014	31,900	$271,469	31,900	$271,469
	50,000	—	—	$6.95	5/12/2015	—	—	—	—
	12,500	37,500	37,500	$6.97	11/23/2015	—	—	—	—
	—	59,200	59,200	$8.04	4/3/2016	—	—	—	—
	—	70,000	70,000	$7.40	5/18/2016	—	—	—	—

(1)	Calculated by multiplying the number of shares or units by $8.51, the closing price of the Company’s common stock on December 31, 2006.

(2)	Of Mr. Buchalter’s unvested option awards, 300,000 options vest in tranches of 51,000 options on each of November 23, 2007, 2008 and 2009; 367,900 options vest in tranches of 62,543 options on each of April 3, 2007, 2008, 2009 and 2010; and 436,000 options vest in tranches of 74,120 options on each of May 18, 2007, 2008, 2009 and 2010. Of Mr. Buchalter’s unvested restricted stock and restricted stock unit awards, 1,078 shares vest on September 28, 2007; 75,000 shares vest in tranches of 22,500 shares on each of December 22, 2007 and 2008 and 30,000 shares on December 22, 2009; 120,000 shares vest in tranches of 36,000 shares on each of November 23, 2008 and 2009 and

48,000 shares on November 23, 2010; 198,100 shares vest in tranches of 59,430 shares on each of April 3, 2009 and 2010 and 79,240 shares on April 3, 2011.

(3)	Of Mr. Tooman’s unvested option awards, 50,000 shares vest in tranches of 12,500 on November 23, 2007, 2008 and 2009; 103,500 shares vest in tranches of 25,875 shares on April 3, 2007, 2008, 2009 and 2010; 122,700 shares vest in tranches of 30,675 shares on May 18, 2007, 2008, 2009 and 2010. Of Mr. Tooman’s unvested restricted stock and restricted stock unit awards, 25,000 shares vest in tranches of 7,500 shares on January 5, 2008 and 2009 and 10,000 shares vest on January 5, 2010;15,000 shares vest in tranches of 4,500 shares on May 12, 2008 and 2009 and 6,000 shares vest on May 12, 2010; 10,000 shares vest in tranches of 3,000 shares on November 23, 2008 and 2009 and 4,000 shares vest on November 23, 2010; 55,800 shares vest in tranches of 16,740 shares on April 3, 2009 and 2010 and 22,320 shares vest on April 3, 2011.

(4)	Of Dr. Horak’s unvested option awards, 200,000 shares vest in tranches of 50,000 on September 2, 2007, 2008 and 2009; 35,000 shares vest in tranches of 8,750 shares on November 23, 2007, 2008 and 2009; 122,900 shares vest in tranches of 30,725 shares on April 3, 2007, 2008, 2009 and 2010; 145,700 shares vest in tranches of 36,425 shares on May 18, 2007, 2008, 2009 and 2010. Of Dr. Horak’s unvested restricted stock unit awards, 50,000 vest in tranches of 15,000 shares on September 2, 2008 and 2009 and 20,000 shares vest on September 2, 2010; 7,500 shares vest in tranches of 2,250 shares on November 23, 2008 and 2009 and 3,000 shares vest on November 23, 2010; 66,200 shares vest in tranches of 19,860 shares on April 3, 2009, 2010 and 26,480 shares vest on April 3, 2011.

(5)	Of Mr. del Campo’s unvested option awards, 50,000 shares vest in tranches of 12,500 shares on November 23, 2007, 2008 and 2009; 78,000 shares vest in tranches of 19,500 shares on April 3, 2007, 2008, 2009 and 2010; 92,500 shares vest in tranches of 23,125 shares on May 18, 2007, 2008, 2009 and 2010. Of Mr. del Campo’s unvested restricted stock unit awards, 7,500 shares vest on August 29, 2007 and 10,000 shares vest on August 29, 2008; 7,500 shares vest in tranches of 2,250 shares on February 6, 2007 and 2008 and 3,000 shares vest on February 6, 2009; 15,000 shares vest in tranches of 4,500 shares on May 12, 2008 and 2009 and 6,000 shares vest on May 12, 2010; 10,000 shares vest in ranches of 3,000 shares on November 23, 2008 and 2009 and 4,000 shares vest on November 23, 2010; 42,000 shares vest in tranches of 12,600 shares on April 3, 2009 and 2010 and 16,800 shares vest on April 3, 2011.

(6)	Of Mr. Davit’s unvested option awards, 50,000 options vest in tranches of 12,500 options on each of November 23, 2007, 2008 and 2009; 59,200 options vest in tranches of 14,800 options on each of April 3, 2007, 2008, 2009 and 2010; 70,000 options vest in tranches of 17,500 options on May 18, 2007, 2008, 2009 and 2010. Of Mr. Davit’s unvested restricted stock unit awards, 7,500 shares vest on August 29, 2007 and 10,000 shares vest on August 29, 2008; 7,500 shares vest in tranches of 2,250 shares on each of February 6, 2007 and 2008 and 3,000 shares vest on February 6, 2009;15,000 shares vest in tranches of 4,500 shares on May 12, 2008 and 2009 and 6,000 shares vest on May 12, 2010;10,000 shares vest in tranches of 3,000 shares on November 23, 2008 and 2009 and 4,000 shares vesting on November 23, 2010; 31,900 shares vest in tranches of 9,570 shares on April 3, 2009 and 2010 and 12,760 shares vest on April 3, 2011.
Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2006
     The following table sets forth the information with respect to the Named Executive Officers concerning option exercises and stock vested on an aggregated basis for the fiscal year ended December 31, 2006.
OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized on Exercise	Number of Shares	Value Realized on Vesting
Name	Acquired on Exercise (#)	($)	Acquired on Vesting (#)	($)
Jeffrey H. Buchalter	—	—	1,078	$8,926
Craig A. Tooman	—	—	—	—
Ivan D. Horak	—	—	—	—
Ralph del Campo	—	—	7,500	$61,575
Paul S. Davit	—	—	7,500	$61,575

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
     The following table sets forth the information with respect to the Named Executive Officers concerning compensation deferred under our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2006.
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2006

	Executive	Registrant		Aggregate
	Contributions in Last	Contributions in Last	Aggregate Earnings	Withdrawals /	Aggregate Balance at
Name	FY ($)	FY ($)	in Last FY ($)	Distributions ($)	Last FYE ($)
Jeffrey H. Buchalter	$453,580	$25,038	$75,865	—	$1,516,866
Craig A. Tooman	154,028	8,854	11,113	—	315,904
Ivan D. Horak	12,012	8,296	324	—	20,632
Ralph del Campo	91,569	6,515	20,859	—	495,051
Paul S. Davit	91,567	4,388	16,900	—	233,321
     See “Compensation Discussion and Analysis – Components of the Compensation Package – Executive Deferred Compensation Plan” for a discussion of the terms of our Executive Deferred Compensation Plan.
Potential Payments Upon Termination or Change in Control
     See “Compensation Discussion and Analysis – Components of the Compensation Package – Potential Payments Upon Termination or Change in Control: Employment and Separation Agreements” for a discussion of the potential payments due to each of our Named Executive Officers upon a termination or change in control.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Ownership of and transactions in the Company’s Common Stock by executive officers and directors of the Company and owners of 10% or more of the Company’s outstanding Common Stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Based solely on the Company’s review of such reports and written representations from certain reporting persons, during the fiscal year ended December 31, 2006, all such reports were filed in a timely manner.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on these reviews and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A for the fiscal year ended December 31, 2006.

THE COMPENSATION COMMITTEE
Goran A. Ando, Chairman
Rolf A. Classon
Victor P. Micati
TRANSACTIONS WITH RELATED PERSONS
     Jeffrey H. Buchalter and Craig A. Tooman each received relocation benefits in connection with their joining the Company whereby the residences from which they were moving were purchased at independently determined appraisal values. During the year ended December 31, 2006, both properties were sold resulting in an aggregate net loss to the Company of $268,000.
     Our Board of Directors has adopted a formal written policy that the Company not enter into any “related party transaction” (defined consistent with SEC Regulation S-K, Item 404) unless the Finance and Audit Committee or a comparable committee of disinterested directors approves such transaction. No member of the Finance and Audit Committee or comparable committee shall participate in the review or approval of any related party transaction or any material amendment thereto where that member is a related party in that transaction. In reviewing and approving any related party transaction or any material amendment thereto, the Finance and Audit Committee or comparable committee shall satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or material amendment, and shall determine that the related party transaction or material amendment thereto is fair to the Company.
REPORT OF THE FINANCE AND AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
     The Company’s Finance and Audit Committee consists of four independent members of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board of Directors adopted a written charter for the Finance and Audit Committee on June 7, 2000 and the Finance and Audit Committee reviewed and revised such charter on September 11, 2002 and on March 15, 2006.
     The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in its oversight responsibilities by monitoring the integrity of the Company’s financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, the compliance by the Company with legal and regulatory requirements, and the performance and independence of the Company’s independent auditors. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the maintenance of policies and internal controls necessary to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and conducting an audit of the Company’s consolidated financial statements, reviews of the Company’s quarterly financial statements and performing such other procedures required by applicable Statements of Auditing Standards or requested by the Committee. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.
     The Finance and Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management. Furthermore, the Finance and Audit Committee has discussed with the Company’s independent auditors, KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 61. Also, the Finance and Audit Committee has received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG such auditing firm’s independence. Based on these reviews and discussions the Finance and Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the last fiscal period for filing such reports with the U.S. Securities and Exchange Commission.

THE FINANCE AND AUDIT COMMITTEE
Robert C. Salisbury, Chairman
Rolf A. Classon
Robert LeBuhn
Phillip M. Renfro

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information as of April 2, 2007 concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company’s voting stock, each director, each current executive officer named in the Summary Compensation Table and all directors and current executive officers of the Company as a group:

	Amount and Nature		Percentage of
	of Beneficial		Voting Stock
Name and Address of Beneficial Owner or Identity of Group(1)	Ownership(2)		Outstanding(3)
Jeffrey H. Buchalter	2,425,067	(4)	5.23%

Dr. Goran A. Ando	52,299	(5)	*

Rolf A. Classon	84,122	(6)	*

Robert LeBuhn	145,234	(7)	*

Victor P. Micati	52,299	(8)	*

Phillip M. Renfro	37,519	(9)	*

Robert C. Salisbury	32,788	(10)	*

Paul S. Davit	268,850	(11)	*

Ralph del Campo	292,476	(12)	*

Dr. Ivan D. Horak	134,400	(13)	*

Craig A. Tooman	320,050	(14)	*

Pequot Capital Management, Inc., 500 Nyala Farm Road, Westport, CT 06880.	7,508,000	(15)	17.04

Group comprised of Iridian Asset Management LLC, The Governor and Company of the Bank of Ireland, BIAM Holdings, BancIreland (US) Holdings, Inc. and BIAM (US) Inc., 276 Post Road West, Westport, CT 06880.	5,509,484	(16)	12.50

Group comprised of Highbridge International LLC, Highbridge Convertible Arbitrage Master Fund, L.P., Highbridge Capital Corporation, Highbridge Capital L.P., Highbridge Master L.P., Highbridge GP, Ltd., Highbridge GP, LLC, Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca (together, the “Highbridge Group”), 9 West 57th Street, 27th Floor, New York, NY 10019 and (for Highbridge International LLC, Highbridge Capital Corporation, Highbridge GP, Ltd. and Highbridge Master L.P.) The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Island, British West Indies.
	5,026,176	(17)	11.41

Group comprised of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403.	4,813,087	(18)	10.92

Renaissance Technologies Corp. (“Renaissance”), 800 Third Avenue, New York, NY 10022.	3,445,884	(19)	7.82

Group comprised of Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited, and Barclays Global Investors Japan Limited, 45 Fremont Street, San Francisco, CA 94105.	3,202,372	(20)	7.27

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern PA 19355	2,468,353	(21)	5.60

Group comprised of Citadel Limited Partnership, Citadel Investment Group, L.L.C., Kenneth Griffin, Citadel Equity Fund Ltd. and Citadel Derivatives Group LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603.	2,366,499	(22)	5.37

All Executive Officers and Directors as a group (11 persons)	3,845,104	(23)	8.08%

*	Less than one percent

(1)	The address of all current executive officers and directors listed above is in the care of the Company.

(2)	All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(3)	Based on 44,01,330 shares of Common Stock which were issued and outstanding as of April 2, 2007. Each share of Common Stock is entitled to one vote. The percentage of voting stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of April 2, 2007 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of April 2, 2007 plus (B) the number of shares of Common Stock issuable upon exercise of options held by such stockholder which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007.

(4)	Includes (i) 2,327,911 shares subject to options which were exercisable as of April 2 2007 or which will become exercisable within 60 days after April 2, 2007 and (ii) 1,078 shares of restricted stock which vested.

(5)	Includes (i) 50,000 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007 and (ii) 1,777 shares of restricted stock which vested.

(6)	Includes (i) 70,000 shares subject to options which were exercisable as of April 2, 2007 will become exercisable within 60 days after April 2, 2007 and (ii) 1,255 shares of restricted stock which vested.

(7)	Includes (i) 60,000 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007 and (ii) 1,255 shares of restricted stock that vested.

(8)	Includes (i) 50,000 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007 and (ii) 1,777 shares of restricted stock which vested.

(9)	Includes (i) 35,000 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007 and (ii) 1,887 shares of restricted stock which vested.

(10)	Includes (i) 28,334 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007 and (ii) 2,454 shares of restricted stock which vested.

(11)	Includes (i) 234,800 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007, (ii) 2,250 shares of restricted stock which vested and (iii) 300 shares held through Mr. Davit’s 401(k) account.

(12)	Includes 265,125 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007, (ii) 2,250 shares of restricted stock which vested and (iii) 101 shares held through Mr. del Campo’s 401(k) account.

(13)	Includes 125,900 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007.

(14)	Includes 294,050 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007.

(15)	Information concerning stock ownership was obtained from Amendment No. 2 to Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2007. Pequot has sole voting power over 7,206,900 shares and sole investment power over all 7,508,000 shares. Pequot is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of these shares through the investment discretion Pequot exercises over its clients’ accounts. Although such accounts do not have beneficial ownership of such shares for purposes of Section 13 and Section 16 of the Securities Exchange Act of 1934, two accounts of Pequot, Pequot Healthcare Fund, L.P. and Pequot Healthcare Offshore Fund, Inc., each owns of record more than 5% of the Company’s outstanding shares.

(16)	Information concerning stock ownership was obtained from Schedule 13G filed with the Securities and Exchange Commission on January 10, 2007. Iridian is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Iridian Asset Management LLC (“Iridian”) has direct beneficial ownership of the shares of Common Stock of the Company in the accounts for which it serves as the investment advisor under its investment management agreements. Iridian has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 5,509,484 shares of Common Stock of the Company. Iridian, The Governor and Company of the Bank of Ireland (“Bank of Ireland”), BIAM Holdings (“Holdings”), BancIreland (US) Holdings, Inc. (“BancIreland”) and BIAM (US) Inc. (“BIAM”) each reported shared voting and investment power with respect to 5,509,484 shares. BIAM, as the controlling member of Iridian, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian. BancIreland, as the sole shareholder of BIAM (US) Inc. may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BIAM. Holdings, as the sole shareholder of BancIreland, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BancIreland. Bank of Ireland, as the sole shareholder of Holdings, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Holdings.

(17)	Information concerning stock ownership was obtained from Amendment No. 1 to Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007. Includes (i) 4.0% Convertible Senior Notes due 2013 convertible into 3,979,056 shares of Common Stock of the Company issuable to Highbridge International LLC and (ii) 1,047,120 shares of Common Stock of the Company issued to Highbridge Convertible Arbitrage Master Fund, L.P. (“HCAMF”). Each member of the Highbridge Group except HCAMF may be deemed the beneficial owner of the shares in (i) above and reported shared voting and investment power with respect to the shares in (i) above. Each of HCAMF, Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca may be deemed the beneficial owner of the shares in (ii) above and reported shared voting and investment power with respect to the shares in (ii) above. Highbridge International LLC is a subsidiary of Highbridge Master L.P. Highbridge Capital Corporation and Highbridge Capital L.P. are limited partners of Highbridge Master L.P. Highbridge GP, Ltd. is the General Partner of Highbridge Master L.P. Highbridge GP, LLC is the General Partner of Highbridge Capital L.P. Highbridge Capital Management, LLC is the trading manager of Highbridge Capital Corporation, Highbridge Capital L.P., HCAMF and Highbridge Master L.P. Glenn Dubin is a Co-Chief Executive Officer of Highbridge Capital Management, LLC.

Henry Swieca is a Co-Chief Executive Officer of Highbridge Capital Management, LLC. Each member of the Highbridge Group disclaims beneficial ownership of shares of Common Stock of the Company owned by Highbridge International LLC.

(18)	Information concerning stock ownership was obtained from Amendment No. 2 to Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2007. Includes 4,813,087 shares of Common Stock of the Company issuable on conversion of debt securities (the “Securities”). The Securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary”) of Franklin Resources, Inc. (“FRI”). Investment management contracts grant to the Investment Management Subsidiaries all investment and/or voting power over the securities owned by such investment management clients, unless otherwise noted below. Therefore, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Act”), the Investment Management Subsidiaries may be deemed to be the beneficial owners of the Securities. According to the Schedule 13G, Franklin Advisers, Inc., an Investment Management Subsidiary, has sole voting and investment power with respect to the Securities. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest in and disclaim beneficial ownership of any of the Securities.

(19)	Information concerning stock ownership was obtained Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007. Includes shares beneficially held by Renaissance and James H. Simons, the control person of Renaissance. Dr. Simons and Renaissance have each reported sole voting and investment power with respect to 3,445,884 shares. Certain funds and accounts managed by Renaissance have the right to receive dividends and proceeds from the sale of the shares filed on the Schedule 13G. RIEF Trading LLC holds of record more than 5% of such shares.

(20)	Information concerning stock ownership was obtained from Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007. Barclays Global Investors, N.A. reported sole voting power with respect to 1,811,930 shares and sole investment power with respect to 1,974,934 shares. Barclays Global Fund Advisors reported sole voting and investment power with respect to 1,227,438 shares. The shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(21)	Information concerning stock ownership was obtained from Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. Vanguard reported sole voting power with respect to 42,636 shares and sole investment power with respect to 2,468,353 shares.

(22)	Information concerning stock ownership was obtained from Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007. Citadel Limited Partnership (“CLP”), Citadel Investment Group, L.L.C., Kenneth Griffin, Citadel Equity Fund Ltd. (“CEF”), and Citadel Derivatives Group LLC (“CDG”) each reported shared voting and investment power with respect to 2,366,499 shares. Citadel Wellington LLC (“CW”) and Citadel Kensington Global Strategies Fund Ltd. (“CKG”) collectively own 100% of Citadel Holdings Ltd. (“Holdings”), which owns 100% of CEF. None of CW, CKG or Holdings has any control over the voting or disposition of securities held by CEF. CW and CLP collectively own 100% of CDG, but CW does not have any control over the voting or disposition of securities held by CDG.

(23)	Includes 3,541,120 shares subject to options which were exercisable as of April 2, 2007 or which will become exercisable within 60 days after April 2, 2007.

PROPOSAL NO. 2 — APPROVAL OF 2007 EMPLOYEE STOCK PURCHASE
General
     On January 26, 2007, the Board approved the adoption, subject to the approval by the stockholders at the Annual Meeting, of our 2007 Employee Stock Purchase Plan (the “ESPP”).
     The ESPP is designed to promote and advance the long terms interests of the Company and its stockholders by providing eligible employees with a convenient means of acquiring an equity interest in the Company, through payroll deduction, and enhancing these employees’ sense of participation in the affairs of the Company. The ESPP is accomplishes this purpose by permitting eligible employees to purchase shares of the Company’s Common Stock from the Company at a discount from the market price.
     Subject to adjustment for capital changes described below, the total number of shares of Common Stock initially reserved and available for issuances pursuant to the ESPP will be 1,000,000 shares, which may consist, in whole or in part, of authorized and unissued shares or treasury shares reacquired in private transactions or open market purchases. The Board may implement a substantially similar plan for employees resident outside the United States or persons, including consultants and directors not eligible for the ESPP (“Nonqualified Plan”). All shares issued under the ESPP and Nonqualified Plan will be counted together against the 1,000,000 share limit. If a certain capital change occurs, such as a stock split or stock dividend, resulting in an increase or decrease in the number of shares of Common Stock outstanding without receipt of additional consideration by the Company, the number of shares available under the ESPP, the number of shares subject to outstanding purchase rights under the ESPP, and the purchase price will be adjusted appropriately.
     We intend for the ESPP to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision in the Code. The following summary of the key features of the ESPP is qualified in its entirety by reference to the full text of the proposed ESPP, a copy of which is attached hereto as Appendix A.
Summary of the 2007 Employee Stock Purchase Plan
     Administration. The ESPP will be administered by the Compensation Committee of the Board. Subject to the provisions of the ESPP and the limitations of Section 423 of the Code, all questions of interpretation or application of the ESPP will be determined by the Compensation Committee and its decisions will be final and binding upon all participants. Members of the Compensation Committee will receive no compensation for their services in connection with the administration of the ESPP, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the ESPP will be paid by the Company.
     Eligibility. Employees of the Company, including employees of the Company’s participating subsidiaries (as defined in the ESPP) are eligible to participate in the ESPP except for (i) employees who are not employed by the Company or a participating subsidiary prior to the beginning of an Offering Period (hereinafter defined) or prior to such other time period as specified by the Compensation Committee, (ii) employees who are customarily employed for less than twenty (20) hours per week and for less than five months per calendar year, (iii) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its participating subsidiaries or who, as a result of being granted an option under the ESPP with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its participating subsidiaries, (iv) individuals who provide services to the Company or any of its participating subsidiaries as independent contractors even if they are classified as common law employees of the Company for any reason other than for federal income and employment tax purposes, and (v) employees who reside in countries for whom such employees’ participation in the ESPP is not permitted under the corporate and securities law of such country of residence. In addition, consultants, directors and employees not resident in the United States can be eligible to participate in a Nonqualified Plan as determined by the Compensation Committee.
     Offering Periods. The offering periods of the ESPP (each, an “Offering Period”) will be of six (6) months duration beginning on April 1 and October 1 of each year and ending on September 30 and March 31 of each year. The first business day of each Offering Period is referred to as the “Offering Date.” The last business day of each Offering Period is referred to as the “Purchase Date.” The Compensation Committee will have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Compensation Committee.
     Grant of Option on Enrollment. Enrollment by an eligible employee in the ESPP with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount accumulated in such employee’s payroll deduction account during such Offering Period and the denominator of which is the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of Common Stock), or (ii) 85% of the fair market value of a share of Common Stock on the Purchase Date (but in no event less than the par value of a share of Common Stock), provided, however, that the number of shares of Common Stock subject to any option granted pursuant to the ESPP will not exceed the lesser of (x) the maximum number of shares set by the Compensation Committee in the event that the number of shares to be purchased on a Purchase Date by participants under the ESPP exceeds the number of shares then available for issuance under the ESPP with respect to the applicable Purchase Date, or (y) 2,500 shares with respect to the applicable Purchase Date.
     Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period will be 85% of the lesser of: (a) the fair market value on the Offering Date; or (b) the fair market value on the Purchase Date. Fair market value will be equal to the closing price of a share of Common Stock on the Nasdaq Global Market on the applicable date.
     Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares. The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in 1% increments from a minimum of 1% to a maximum of 15%, or such lower limit set by the Compensation Committee, of a participant’s compensation. For purposes of the ESPP, compensation will mean all W-2 cash compensation, including, but not limited to, base salary, wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions, provided, however that compensation will not include any long term disability or workmen’s compensation payments, car allowances, relocation payments or expense reimbursements and further provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code will be treated as if the participant did not make such election.
     A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing a new authorization for payroll deductions. The new rate will become effective no later than the second succeeding payroll period commencing after the Company’s receipt of the authorization and will continue for the remainder of the Offering Period unless changed as described below. A change in the rate of payroll deductions may be made at any time during an Offering Period, but a participant cannot make more than one (1) change during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Compensation Committee.
     A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing a request for cessation of payroll deductions. The reduction will be effective beginning no later than the second succeeding payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request will be used to purchase shares of Common Stock in accordance with the ESPP. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.
     All payroll deductions made for a participant are credited to his or her account under the ESPP and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions.
     On each Purchase Date, for so long as the ESPP remains in effect, and provided the participant has not withdrawn as discussed below, the Company will apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share will be as specified in accordance with the ESPP. Any cash remaining in a participant’s account after such purchase of shares at the end of an Offering Period because of limitations on the number of shares purchasable per ESPP participant or any other limitation under the ESPP will be refunded to such participant in cash, without interest, provided, however, that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock will be carried forward, without interest, into the next Offering Period. In the event that the ESPP has been oversubscribed, all funds not used to purchase shares on the Purchase Date will be returned to the participant, without interest. No Common Stock will be purchased on a Purchase Date on behalf of any employee whose participation in the ESPP terminated prior to such Purchase Date.
     As soon as practicable after the Purchase Date, the Company will issue shares to the participant representing the shares purchased upon exercise of the participant’s option.
     During a participant’s lifetime, his or her option to purchase shares under the ESPP is exercisable only by him or her. The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.
     Withdrawal. Each participant may withdraw from an Offering Period under the ESPP by signing and delivering a written notice to the Company. A withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Compensation Committee.
     Upon the participant’s withdrawal from the ESPP, the accumulated payroll deductions credited to the participant’s account will be returned to the participant, without interest. The participant’s interest in the ESPP will then terminate. In the event a participant voluntarily elects to withdraw from the ESPP, he or she may not resume his or her participation in the ESPP during the same Offering Period, but he or she may participate in any Offering Period under the ESPP which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as required for initial participation under the ESPP.
     Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a participating subsidiary, will immediately terminate his or her participation in the ESPP. In the event of a termination, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of the ESPP, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a participating subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board, if the leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
     Duration, Termination and Amendment. The ESPP will continue until the earlier to occur of (i) termination of the ESPP by the Board, (ii) issuance of all the shares of Common Stock reserved for issuance under the ESPP, or (iii) ten years from the adoption of the ESPP by the Board. The Board may amend, terminate or extend the term of the ESPP at any time, except that any termination cannot affect options previously granted under the ESPP, nor may any amendment make any change in a option previously granted which would adversely affect the right of any participant, nor may any amendment regarding the number of shares issuable under the ESPP or changes in the designation of employees eligible to participate in the ESPP be made without approval of the stockholders of the Company. The Board may, however, make such amendments to the ESPP as the Board determines to be advisable and which do not cause unfavorable accounting treatment, if the continuation of the ESPP or any Offering Period would result in financial accounting treatment for the ESPP that is different from the financial accounting treatment in effect on the date the ESPP was adopted by the Board.
Federal Income Tax Consequences
     The following is a general summary of the federal income tax rules applicable to the ESPP under the Code. This summary does not discuss any local, state or foreign tax consequences that may be applicable to any participants under the ESPP.
     The amount which a participant contributes to the ESPP through payroll deduction is not deductible by the participant. No taxable income is recognized by the participant either upon receipt of the purchase right at the start date of the Offering Period or upon the actual purchase of Common Stock on the Purchase Date. However, a participant may recognize income upon disposition of Common Stock acquired under the ESPP. A participant’s Federal income tax liability will depend on whether he or she makes a qualifying or disqualifying disposition of the purchased shares of Common Stock. A qualifying disposition will occur if the sale or other disposition of those shares occurs after the participant has held the shares for (i) more than two years after the start date of the Offering Period and (ii) more than one year after the Purchase Date. A disqualifying disposition is any sale or other disposition before either of these two holding periods is satisfied.
     A participant will recognize ordinary income in the year of the qualifying disposition equal to the lesser of (i) 15% of the fair market value of the Common Stock on the start date of the Offering Period during which the shares of Common Stock were purchased or (ii) the amount by which the fair market value of the Common Stock on the date of the qualifying disposition exceeds the purchase price paid for the participant’s shares of Common Stock. Any additional gain recognized upon a qualifying disposition will be a capital gain. There will be no ordinary income, and any loss recognized will be a capital loss if the fair market value of the Common Stock on the date of the qualifying disposition is less than the purchase price the participant paid for the shares. The Company will not be entitled to any federal income tax deduction upon a qualifying disposition by a participant.
     If a participant disposes of any shares of Common Stock acquired under the ESPP in a disqualifying disposition, in the taxable year of the disposition the participant will recognize ordinary income equal to the excess of (i) the fair market value of the Common Stock on the Purchase Date over (ii) the purchase price paid for the shares of Common Stock. Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares of Common Stock are held for more than 12 months. In the taxable year of a disqualifying disposition, the Company may take a federal income tax deduction equal to the amount of ordinary income recognized by the participant.
New Plan Benefits
     We cannot determine at this time the participants who will be granted options to purchase shares under the ESPP, the amount of any such options or purchases, or the potential value of such options or purchases to participants as the election to participate in the ESPP and the amount of any purchases under the ESPP will be determined by eligible employees in their sole discretion. The closing price of our Common Stock on the Nasdaq Global Market on April 2, 2007 was $8.08 per share.
Information Regarding Plans and Other Arrangements Not Subject to Security Holder Action
     The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2006 (in thousands, except per share data):

Plan Category	To be issued	Exercise price	Remaining available
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,708	$12.35985	5,503
Equity compensation plans not approved by security holders	—	—	—

Total	6,708	$12.35985	5,503

(a)	Number of securities to be issued upon exercise of outstanding options.

(b)	Weighted-average exercise price of outstanding options.

(c)	Number of securities remaining available for future issuance under equity compensation plans of which 1,277 were reserved for issuance upon vesting of outstanding restricted stock unit awards.
     The Board of Directors recommends a vote FOR the adoption of the 2007 Employee Stock Purchase Plan as proposed (Proposal No. 2 on the proxy card). The affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal will be required for approval of Proposal No. 2.

PROPOSAL NO. 3 — RATIFICATION OF AUDITORS
     The Finance and Audit Committee of the Board of Directors, pursuant to authority granted by the Board of Directors, has approved the retention of KPMG LLP (“KPMG”), independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. KPMG served as auditor of the consolidated financial statements of the Company for the fiscal years ended June 30, 2005, 2004, and 2003, the six-month transition period ended December 31, 2005 and the fiscal year ended December 31, 2006. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to questions.
Pre-Approval Policies and Procedures
     The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent accountants in order to assure that the provision of such services does not impair the accountants’ independence. The Audit Committee specifically pre-approves all audit fees, audit related fees, tax service fees and all other fees. The Audit Committee has delegated authority to the Chair of the Committee to approve any services not specifically pre-approved by the Committee provided that disclosure of such services and fees is made to the Audit Committee at the next scheduled meeting following such approval.
Audit Fees, Audit Related Fees, Tax Fees and All Other Fees
     The following table sets forth the aggregate fees billed to the Company by KPMG for professional services rendered for the fiscal year ended December 31, 2006, the six-month transition period ended December 31, 2005 and the fiscal year ending June 30, 2005:

		Six-Month
		Transition
	Fiscal Year Ended	Period Ended	Fiscal Year
	December 31,	December 31,	Ended June 30,
	2006	2005	2005
Audit fees (1)	$979,200	$926,000	$1,018,000
Audit related fees (2)	—	—	53,000
All Other Fees	—	—	—

Total fees	$979,200	$926,000	$1,071,000

(1)	Includes services relating to the audit of the annual consolidated financial statements, review of quarterly financial statements, issuance of consents and comfort letters, review of documents filed with the SEC, accounting consultations, and the audit of management effectiveness of internal controls over financial reporting.

(2)	Includes services relating to the audit of employee benefit plans.
     The Finance and Audit Committee has considered whether the provision of all other services by KPMG is compatible with maintaining KPMG’s independence and concluded that KPMG is “independent”.
     The Board of Directors recommends a vote FOR ratification of the selection of KPMG, independent registered public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007 (Proposal No. 3 on the Proxy Card).

ANNUAL REPORT TO STOCKHOLDERS
     The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2006 accompanies this Proxy Statement.
STOCKHOLDERS’ PROPOSALS
     In order for a stockholder to have a proposal included in the proxy statement for the 2008 annual stockholders’ meeting, the proposal must comply with both the procedures identified by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act”) and be received in writing by the Company’s Secretary on or before 5:00 P.M. Eastern Standard Time on December 19, 2007. Such a proposal will be considered at the 2008 annual stockholders’ meeting.
     Article II Section 2.15 of the Company’s By-laws requires a stockholder’s proposal to be delivered to or mailed and received by the Secretary of the Company not later than 120 days prior to the 2008 annual stockholders’ meeting in order for a stockholder’s proposal to be considered at such meeting. We expect that the 2008 annual stockholders meeting will be held on May 15, 2008, so any such proposal must be received by January 16, 2008. The Company’s By-laws further require the stockholder to provide to the Secretary of the Company, among other things, the name and address of the stockholder who intends to make the nominations or propose the business, the name and address of the person or persons to be nominated, a description of the business to be proposed and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure. Rule 14a-8 under the Exchange Act requires the stockholder to comply with the provisions of that rule in order for the stockholder’s proposal to be included in the Company’s proxy statement. In order for a stockholder’s proposal to be included in the Company’s proxy statement for the 2008 annual meeting, Rule 14a-8 requires that such proposal be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary of the date this proxy statement is released to stockholders (or December 19, 2007).
     Any proposal received after January 16, 2008 will be considered untimely within Rule 14a-4(c) under the Exchange Act and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal, including voting against such proposal, even though it is not discussed in the proxy statement for such meeting.
GENERAL
     The cost of soliciting proxies will be borne by the Company. In addition to mailing, proxies may be solicited by personal interview and telephone and by directors, officers and regular employees of the Company, without special compensation therefore. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company’s Common Stock.
     Unless contrary instructions are indicated on the proxy card, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named herein and FOR Proposals No. 2 and No. 3.
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares of Common Stock or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Paul S. Davit, at Enzon Pharmaceuticals, Inc., 685 Route 202/206, Bridgewater, New Jersey 08807.
     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.
     Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

Paul S. Davit
Corporate Secretary

Bridgewater, New Jersey
April 10, 2007

APPENDIX A
ENZON PHARMACEUTICALS, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
     1. Establishment of Plan.
     Enzon Pharmaceuticals, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock (the “Common Stock”) to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this 2007 Employee Stock Purchase Plan (this “Plan”). For the purposes of this Plan, “Parent Corporation” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.
     2. Number of Shares.
     The total number of shares of Common Stock initially reserved and available for issuance pursuant to this Plan shall be 1,000,000 (the “Share Limit”), subject to adjustments effected in accordance with Section 15 of this Plan. The Board may at such time as it deems necessary implement a substantially similar plan for employees resident outside the United States or persons, including consultants and directors not eligible for this Plan (“Nonqualified Plan”) in which case the Share Limit shall be reduced by the number of shares issued under the Nonqualified Plan. Shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares reacquired in private transactions or open market purchases, but all shares issued under this Plan and the Nonqualified Plan shall be counted against the Share Limit.
     3. Purpose.
     The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment. For the purposes of this Plan, “employee” shall mean any individual who is an employee of the Company or a Participating Subsidiary. Whether an individual qualifies as an employee shall be determined by the Committee (hereinafter defined), in its sole discretion. The Committee shall be guided by the provisions of Treasury Regulation Section 1.421-7 and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that the Plan cover all “employees” within the meaning of those provisions other than those who are not eligible to participate in the Plan, provided, however, that any determinations regarding whether an individual is an “employee” shall be prospective only, unless otherwise determined by the Committee (as hereinafter defined). Unless the Committee makes a contrary determination, the employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of the Company or a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than 90 days. Any inquiries regarding eligibility to participate in the Plan shall be directed to the Committee, whose decision shall be final.
     4. Administration.
     This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

     5. Eligibility.
     Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:
               (a) employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
               (b) employees who are customarily employed for twenty (20) hours or less per week;
               (c) employees who are customarily employed for five (5) months or less in a calendar year;
               (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries;
               (e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes; and
               (f) employees who reside in countries for whom such employees’ participation in the Plan would result in a violation under any corporate or securities laws of such country of residence.
     In addition, consultants, directors and employees not resident in the United States can be eligible to participate in a Nonqualified Plan as determined by the Committee.
     6. Offering Dates.
     The offering periods of this Plan (each, an “Offering Period”) shall be of six (6) months duration commencing on April 1 and October 1 of each year and ending on September 30 and March 31 of each year. The first business day of each Offering Period is referred to as the “Offering Date.” The last business day of each Offering Period is referred to as the “Purchase Date.” The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.
     7. Participation in this Plan.
     Eligible employees may become participants in an Offering Period under this Plan on the Offering Date, after satisfying the eligibility requirements, by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period by filing a subscription agreement, such employee shall automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.
     8. Grant of Option on Enrollment.
     Enrollment by an eligible employee in this Plan with respect to an Offering Period shall constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount accumulated in such employee’s payroll deduction account during such Offering Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or

(ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 11(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 11(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 9 below. Notwithstanding the foregoing, in the event of a change in generally accepted accounting principles which would adversely affect the accounting treatment applicable to any current Offering Period, the Committee may make such changes to the number of Shares purchased at the end of the Offering Period or the purchase price paid as are allowable under generally accepted accounting principles and as it deems necessary in the sole discretion of the Committee to avoid or minimize adverse accounting consequences.
     9. Purchase Price.
     The purchase price per share at which a share of Common Stock shall be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
               (a) the fair market value on the Offering Date; or
               (b) the fair market value on the Purchase Date.
     For the purposes of this Plan, the term “fair market value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
               (c) if such Common Stock is then quoted on the Nasdaq Global Market, its closing price on the Nasdaq Global Market on the date of determination as reported in The Wall Street Journal;
               (d) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; or
               (e) if such Common Stock is publicly traded but is not quoted on the Nasdaq Global Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal.
     10. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.
               (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments, not less than one percent (1%), nor greater than fifteen percent (15%), or such lower limit set by the Committee. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions, provided, however that compensation shall not include any long term disability or workmens compensation payments, car allowances, relocation payments or expense reimbursements and further provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.
               (b) A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective no later than the second succeeding payroll period commencing after the Company’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.
               (c) A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning no later than the second succeeding payroll period after the Company’s receipt of the request and no further payroll deductions shall be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section (e) below. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.
               (d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
               (e) On each Purchase Date, for so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date, which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant, as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 9 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest, provided, however, that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be carried forward, without interest, into the next Offering Period. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.
               (f) As soon as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.
               (g) During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant shall have no interest or voting rights in shares covered by his or her option until such option has been exercised.
     11. Limitations on Shares to be Purchased.
               (a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. This limit means that the maximum purchase price for shares purchased during a calendar year is $21,250 assuming a 15% discount pursuant to Section 9. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.
               (b) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Prior to the commencement of any Offering Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). The Maximum Share Amount shall be 2,500 shares. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

               (c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.
               (d) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest.
     12. Withdrawal.
               (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
               (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 7 above for initial participation in this Plan.
     13. Termination of Employment.
     Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, shall immediately terminate his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account shall be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 13, an employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided, however that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
     14. Return of Payroll Deductions.
     In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.
     15. Capital Changes.
     Subject to any required action by the stockholders of the Company, the number and type of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number and type of shares of Common Stock which have been authorized for issuance under this Plan, but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock), any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company’s present Common Stock, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
     In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares shall be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless otherwise provided by the Committee.
     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.
     16. Nonassignability.
     Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by shall, the laws of descent and distribution or as provided in Section 23 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
     17. Reports.
     Individual accounts shall be maintained for each participant in this Plan. Each participant shall receive, as soon as practicable after the end of each Offering Period, a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period, as the case may be.
     18. Notice of Disposition.
     Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
     19. No Rights to Continued Employment.
     Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

     20. Equal Rights And Privileges.
     All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.
     21. Notices.
     All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     22. Term; Stockholder Approval.
     After this Plan is adopted by the Board, this Plan shall become effective on the First Offering Date (as defined above). This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.
     23. Designation of Beneficiary.
               (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of a Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.
               (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     24. Conditions Upon Issuance of Shares; Limitation on Sale of Shares.
     Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     25. Applicable Law.
     The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
     26. Amendment or Termination.

     The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 22 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:
               (a) increase the number of shares that may be issued under this Plan; or
               (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.
     Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable and which do not cause unfavorable accounting treatment, including changes with respect to current Offering Periods, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

Proxy Card
ENZON PHARMACEUTICALS, INC.
Annual Meeting of Stockholders May 16, 2007
This Proxy Is Solicited on Behalf of the Board of Directors
     Jeffrey H. Buchalter and Craig A. Tooman and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Enzon Pharmaceuticals, Inc. (the “Company”) to be held on May 16, 2007 or any adjournment(s), postponement(s), or other delay(s) thereof (the “Annual Meeting”), all shares of stock of the Company to which the undersigned is entitled to vote at the Annual Meeting.
     UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2 AND 3.
(1)	Election of the following nominees as Class II Directors to serve in such capacities until their successors are duly elected and qualified:

Jeffrey H. Buchalter	Goran A. Ando, M.D.	Victor P. Micati
(Authority to vote for any nominee(s) may be withheld by lining through the name(s) of such nominee(s).)

☐ FOR all nominees	☐ WITHHOLD authority for all nominees
(2)	Approval of the adoption of the 2007 Employee Stock Purchase Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN
(3)	Ratification of the selection of KPMG LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
☐	Please check this box if you expect to attend the Annual Meeting in person.
(Please sign exactly as name appears to the left, date and return. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date:

Sign Here

Signature (if held jointly)

Capacity (Title or Authority, i.e. Executor, Trustee)

PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY.